UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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SLM Corporation

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300 Continental Drive

Newark, Delaware 19713

May 4, 2018

Dear Fellow Stockholders:

Please join us for the SLM Corporation (“Sallie Mae”) 2018 Annual Meeting of Stockholders (the “Annual Meeting”) on Thursday, June 21, 2018, at 11:00 a.m. Eastern Daylight Time in our corporate headquarters located at 300 Continental Drive, Newark, Delaware 19713.

We are pleased 2017 was another solid year as evidenced by customer experience innovations, continued improvements in our net interest margin, sound credit trends, increased operating efficiency, and an expanding market share, which all contributed to our strong earnings growth. In addition, last year’s tax legislation will increase our earnings, resulting in both higher profits and the opportunity to invest in service upgrades, technological efficiencies, and diversified product offerings, all of which will strengthen our franchise for the future. I applaud our more than 1,500 employees and their continued commitment to our customers and making college happen.

Details of the business to be conducted at the Annual Meeting are provided in the attached Notice of Annual Meeting and proxy statement. You are being asked to vote on a number of important matters. Your vote is important, regardless of the number of shares you own, and all holders of our Common Stock are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, please vote at your earliest convenience by following the instructions in the Notice of Availability of Proxy Materials or the proxy card you received in the mail.

Thank you for your continued support of Sallie Mae.

Sincerely,

/s/ Raymond J. Quinlan
Raymond J. Quinlan
Chairman of the Board of Directors and Chief Executive Officer

300 Continental Drive

Newark, Delaware 19713

May 4, 2018

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders:

SLM Corporation (“Sallie Mae” or the “Company”) will hold its 2018 Annual Meeting of Stockholders (the “Annual Meeting”) as follows:

Date and Time:	Thursday, June 21, 2018, 11:00 a.m., Eastern Daylight Time

Place:	Sallie Mae’s Corporate Headquarters 300 Continental Drive Newark, Delaware 19713

Items of Business:	(1) Elect 12 directors nominated by the Sallie Mae Board of Directors (“Board of Directors”), each for a one-year term, to serve until their successors have been duly elected and qualified;

(2) Approve, on an advisory basis, Sallie Mae’s executive compensation;

(3) Ratify the appointment of KPMG LLP as Sallie Mae’s independent registered public accounting firm for the year ending December 31, 2018; and

(4) Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Record Date:

Stockholders of record of the Company’s Common Stock, par value $.20 per share (“Common Stock”), as of the close of business on April 25, 2018, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. On April 25, 2018, 435,221,198 shares of Common Stock were outstanding and eligible to be voted.

Your participation in the Annual Meeting is important. Sallie Mae urges you to take the time to read carefully the proposals described in the proxy statement and vote your proxy at your earliest convenience. You may vote by telephone, Internet or, if you request that proxy materials be mailed to you, by completing and signing the proxy card enclosed with those materials and returning it in the envelope provided. If you wish to attend the meeting in person, you must bring evidence of your ownership as of April 25, 2018, or a valid proxy showing that you are representing a stockholder.

/s/ Richard M. Nelson
Richard M. Nelson
Corporate Secretary

300 Continental Drive

Newark, Delaware 19713

The Board of Directors of SLM Corporation (“Sallie Mae,” the “Company,” “we,” “our” or “us”) is furnishing this proxy statement to solicit proxies for use at Sallie Mae’s 2018 Annual Meeting of Stockholders (the “Annual Meeting”). A copy of the Notice of the Annual Meeting accompanies this proxy statement. This proxy statement is being sent or made available, as applicable, to our stockholders beginning on or about May 4, 2018. For more information regarding the Annual Meeting process, please review the section entitled “Questions and Answers About the Annual Meeting and Voting” contained at the end of this proxy statement.

The proxy statement and Sallie Mae’s Annual Report on Form 10-K for the year ended December 31, 2017 (the “2017 Form 10-K”) are available at https://www.salliemae.com/investors/shareholder-information and https://materials.proxyvote.com. You may also obtain these materials at the Securities and Exchange Commission (“SEC”) website at www.sec.gov or by contacting the Office of the Corporate Secretary at the Company’s principal executive offices, located at 300 Continental Drive, Newark, Delaware 19713. Sallie Mae will provide a copy of the 2017 Form 10-K without charge to any stockholder upon written request.

OVERVIEW OF PROPOSALS

This proxy statement contains three proposals requiring stockholder action, each of which is discussed in more detail below. Proposal 1 seeks the election of 12 directors nominated by the Board of Directors. Proposal 2 seeks approval, on an advisory basis, of Sallie Mae’s executive compensation. Proposal 3 seeks ratification of the appointment of KPMG LLP as Sallie Mae’s independent registered public accounting firm for the fiscal year ending December 31, 2018. Each share of Common Stock is entitled to one vote on each proposal or, in the case of the election of directors, on each nominee.

PROPOSAL 1—ELECTION OF DIRECTORS

The Sallie Mae Board of Directors has nominated and recommends 12 individuals for election to our Board of Directors at the Annual Meeting. These individuals are as follows:

Paul G. Child	Frank C. Puleo
Carter Warren Franke	Raymond J. Quinlan
Earl A. Goode	Vivian C. Schneck-Last
Marianne M. Keler	William N. Shiebler
Jim Matheson	Robert S. Strong
Jed H. Pitcher	Kirsten O. Wolberg

Under our Certificate of Incorporation, the size of our Board of Directors may not be less than 11 nor more than 16 members. Under the By-Laws, the Board of Directors has the authority to determine the size of the Board of Directors within that range and to fill any vacancies that may arise prior to the next annual meeting of stockholders. The Board of Directors has set the number of members at 12.

Biographical information, qualifications, and experience with respect to each nominee appear below. In addition to fulfilling the general criteria for director nominees described in the section titled “Nominations Process,” each nominee possesses experience, skills, attributes, and other qualifications the Board of Directors has determined support its oversight and management of Sallie Mae’s business, operations, and structure. These qualifications are discussed below, along with biographical information regarding each member of the Board of Directors, including each individual’s age, principal occupation, and business experience during the past five years. Information concerning each director is based in part on information received from the respective directors and in part from Sallie Mae’s records.

All nominees appearing below have consented to being named in this proxy statement and to serve if elected. Should any nominee subsequently decline or be unable to accept such nomination to serve as a director, the Board of Directors may designate a substitute nominee or the persons voting the shares represented by proxies solicited hereby may vote such shares for a reduced number of nominees. If the Board of Directors designates a substitute nominee, persons named as proxies will vote “FOR” that substitute nominee.

Our By-Laws provide the election of a director in an uncontested election will be by a majority of the votes cast with respect to a nominee at a meeting for the election of directors at which a quorum is present. Each share of Common Stock is entitled to one vote for each nominee. A director nominee will be elected to the Board of Directors if the number of shares voted “FOR” the nominee exceeds the number of votes cast “AGAINST” the nominee’s election. Abstentions and shares not voted on the proposal, including broker non-votes, are of no effect.

If any director nominee fails to receive a majority of the votes cast “FOR” his or her election, such nominee will automatically tender his or her resignation upon certification of the election results. The Nominations, Governance and Compensation Committee (the “NGC Committee”) of the Board of Directors will make a recommendation to the Board of Directors on whether to accept or reject such nominee’s resignation. The Sallie Mae Board of Directors will act on the NGC Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of certification of the election results.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

Name and Age Service as a Director	Position, Principal Occupation, Business Experience and Directorships

Paul G. Child	Former Office Managing Partner, Salt Lake City, Deloitte LLP
69 Director since April 2014

Professional Highlights:

•  Office Managing Partner, Salt Lake City, Deloitte LLP—1995 to 2008; Professional Practice Director, Salt Lake City—1989 to 1995; Audit Partner—1983 to 2008; various positions—1971 to 1983

Other Professional and Leadership Experience:

•   Director, Sallie Mae Bank—2009 to present

•   Member, Board of Governors, Salt Lake Chamber of Commerce—2002 to 2008

•   Director, Mountainwest Capital Network—2002 to 2008

•   Director, United Way of Greater Salt Lake—2001 to 2008

Mr. Child’s leadership roles and experience in the accounting field enable him to bring to the Board of Directors experience in the areas of finance, accounting, financial services, and capital markets.

Carter Warren Franke	Former Managing Director, Head of Corporate Marketing, JPMorgan Chase & Co.
61 Director since April 2014

Professional Highlights:

•   Managing Director, Head of Corporate Marketing, JPMorgan Chase & Co.—2007 to 2013

•   Executive Vice President and Chief Marketing Officer, Chase Card Services—1995 to 2007

Other Professional and Leadership Experience:

•   Director, Sallie Mae Bank—2014 to present

•   Director, The Warfield Fund—2007 to present

•   Director, Saint Mary’s School—2014 to present

•   Director, Hobe Sound Community Chest—2017 to present

•   Director, Paul’s Place—2014 to 2017

Ms. Franke’s leadership roles and experience in marketing and the banking industry enable her to contribute to the Board of Directors experience in the areas of marketing, business development, and financial services.

Name and Age Service as a Director	Position, Principal Occupation, Business Experience and Directorships

Earl A. Goode	Chief of Staff to the Governor of Indiana
77 Director since July 2000

Professional Highlights:

•   Chief of Staff to the Governor of Indiana—2006 to 2013; 2017 to present

•   President, Indianapolis Capital Improvement Board of Managers—2015 to 2016

•   Deputy Chief of Staff to the Governor of Indiana—2006

•   Commissioner, Department of Administration, State of Indiana—2005 to 2006

•   Chairman, Indiana Sports Corporation—2001 to 2006

•   President, GTE Information Services and GTE Directories Company—1994 to 2000; President, GTE Telephone Operations North and East—1990 to 1994; President, GTE Telephone Company of the Southwest—1988 to 1990

Other Professional and Leadership Experience:

•   Director, Sallie Mae Bank—2013 to present

•   Member and Former Chairman, Georgetown College Board of Trustees—2006 to present

•   Director, Mitch Daniels Leadership Foundation—2012 to present

•   Vice Chairman, Indiana Motorsports Commission—2015 to 2017

•   Member, Executive Committee and Host Committee, 2012 Super Bowl—2009 to 2014

Mr. Goode has held several leadership positions in business services and operations. This experience, combined with his involvement in the state political process, enables him to contribute to the Board of Directors in the areas of marketing and product development, business operations, and political and government affairs.

Marianne M. Keler	Attorney, Keler & Kershow, PLLC
63 Director since April 2014

Professional Highlights:

•   Attorney, Keler & Kershow, PLLC—2006 to present

•   Executive Vice President, Consumer Finance, Corporate Strategy & Administration, Sallie Mae—2004 to 2006

•   Senior Vice President & General Counsel, Sallie Mae; President, Student Loan Marketing Association—1997 to 2004

•   Vice President & Associate General Counsel, Student Loan Marketing Association—1990 to 1997; various other positions—1985 to 1997

Other Professional and Leadership Experience:

•   Director, Sallie Mae Bank—2010 to present

•   Board Chair, Building Hope (charter school lender)—2004 to present

•   Deputy Board Chair, Institute for American Universities—2016 to present

•   Finance Committee Chair, Institute for American Universities—2008 to 2016

•   Board Chair, American University in Bulgaria—2008 to 2014

•   Member, Georgetown University Board of Regents—2009 to 2015

•   Founding Director, National Student Clearinghouse—1993 to 2009

Directorship of other public companies:

•   CubeSmart (NYSE: CUBE)—2007 to present

Ms. Keler’s legal background and experience in the student loan industry and with Sallie Mae bring valuable perspective to the Board of Directors in the areas of student and consumer lending, legal and corporate governance, and higher education.

Name and Age Service as a Director	Position, Principal Occupation, Business Experience and Directorships

Jim Matheson	Chief Executive Officer, NRECA
58 Director since March 2015

Professional Highlights:

•   Chief Executive Officer, National Rural Electric Cooperative Association—2016 to present

•   Principal in the Public Policy Practice, Squire Patton Boggs—2015 to 2016

•   Member of the United States House of Representatives—2001 to 2015

•   Founder of The Matheson Group—1999 to 2000

•   Consultant, Energy Strategies, Inc.—1991 to 1998

Other Professional and Leadership Experience:

•  Service on the United States House of Representatives Energy and Commerce Committee—2007 to 2015; Science Committee—2001 to 2011; Financial Services Committee—2003 to 2007; and Transportation and Infrastructure Committee—2001 to 2007

•  Chief Deputy Whip for the Democratic Caucus of the United States House of Representatives—2011 to 2015

•  Board Member, United States Association of Former Members of Congress—2015 to present

Mr. Matheson’s extensive experience in public policy and financial services enables him to bring to the Board of Directors a valuable perspective in development of business strategies and on public policy and regulatory matters.

Jed H. Pitcher	Former President and Chief Operating Officer, Regence Group
77 Director since April 2014

Professional Highlights:

•  President and Chief Operating Officer of Regence Group, a healthcare insurance provider—2000 to 2004

•  Chairman, President and Chief Executive Officer of Regence Blue Cross Blue Shield of Utah—1981 to 2000

Other Professional and Leadership Experience:

•   Director, Sallie Mae Bank—2005 to present

•   Honorary Doctorate, Utah State University—2016

•   Commissioner and Vice Chair, Bountiful City (Utah) Power Commission—2005 to present

•   Director and Vice Chair, Rural Health Group of Utah—2005 to present

•   Member and Chair, Utah State University Board of Regents—2001 to 2015

•   Trustee and Chair, Utah State Higher Education Authority—2002 to 2005

•   Trustee and Chair, Utah State University Board of Trustees—1991 to 1999

•   Director and Chair, Workers Compensation Fund of Utah—1988 to 1997

•   Member and Vice Chair, Salt Lake Area Chamber of Commerce Board of Governors—1992 to 1995

•   Director, Westminster College—1987 to 1991

Mr. Pitcher’s extensive leadership experience in the insurance industry and higher education governance and policy-making enables him to bring valuable insight to the Board of Directors in the areas of finance, business operations, and corporate governance.

Name and Age Service as a Director	Position, Principal Occupation, Business Experience and Directorships

Frank C. Puleo	Attorney
72 Director since March 2008

Professional Highlights:

•   Attorney—2006 to 2016

•   Co-Chair, Global Finance Group, Milbank, Tweed, Hadley & McCloy LLP, a law firm—1995 to 2006; Partner—1978 to 2006

Other Professional and Leadership Experience:

•   Director, Sallie Mae Bank—2013 to present

•   Director, South Street Securities Holdings Inc. (f/k/a CMET Finance)—2008 to present

•   Director, Syncora Guaranty, Inc.—2018 to present

•   Director, Syncora Capital Assurance, Inc.—2009 to 2017

•   Director, CIFC Corporation—2006 to 2014

Directorships of other public companies:

•   Apollo Investment Corporation—2007 to present

Mr. Puleo’s background as a corporate and finance attorney enables him to bring analytical, legal, and financial insight to the Board of Directors in the areas of financial services, capital markets transactions, and corporate governance.

Raymond J. Quinlan	Chairman and Chief Executive Officer, Sallie Mae
66 Director since January 2014

Professional Highlights:

•   Chairman and Chief Executive Officer, Sallie Mae—April 2014 to present

•   Vice Chairman, Sallie Mae—January 2014 to April 2014

•   Executive Vice President—Banking, CIT Group—2010 to 2013

•   Executive Chairman, Coastal South Bancshares, Inc.—2010

•   Business Manager, Goldman Sachs & Company—2007 to 2008

•   Chief Executive Officer, Retail Division North America, Citigroup—2005 to 2007

Other Professional and Leadership Experience:

•   Director, Sallie Mae Bank—2014 to present

Directorships of other companies:

•   Member, Executive Advisory Board, The Wharton School of The University of Pennsylvania—2017 to present

•   Member, Board of Trustees, Saint Edmund’s Retreat—2015 to present

•   Member, Board of Visitors, Fordham College, Fordham University—2015 to present

•   Member, Foundation Board, The Graduate Center of the City University of New York—2011 to present

Mr. Quinlan’s extensive background and significant leadership experience in the banking industry allow him to provide business and leadership insight to the Board of Directors in the areas of banking, financial services, business operations, and capital markets.

Name and Age Service as a Director	Position, Principal Occupation, Business Experience and Directorships

Vivian C. Schneck-Last	Former Managing Director, Global Head of Technology Governance, Goldman Sachs & Company
57 Director since March 2015

Professional Highlights:

•   Managing Director, Global Head of Technology Governance, Goldman Sachs & Company—2009 to 2014

•   Managing Director, Global Head of Technology Business Development, Goldman Sachs & Company—2000 to 2014

•   Managing Director, Global Head of Technology Vendor Management, Goldman Sachs & Company—2003 to 2014

Other Professional and Leadership Experience:

•   Advisor/Board of Directors, Portrait Capital Systems, LLC—2016 to present

•   Advisor/Board of Directors, Coronet (f/k/a Cybercanary)—2015 to present

•   Director, Bikur Cholim of Manhattan—2014 to present

•   Committee Member, Jewish Theological Seminary—2012 to 2013

Ms. Schneck-Last’s strategic technology experience and background in technology governance in the financial services field bring valuable perspective to the Board of Directors in risk management and on a broad range of enterprise technology matters.

William N. Shiebler	Private Investor
76 Director since April 2014

Professional Highlights:

•  Private Investor—2007 to present

•  Chief Executive Officer of the Americas, Deutsche Asset Management (Deutsche Bank)—2002 to 2007

•  President and Chief Executive Officer, Putnam Mutual Funds; Senior Managing Director, Putnam Investments—1990 to 1999

Other Professional and Leadership Experience:

•   Director, Sallie Mae Bank—2010 to present

•   Trustee, United States Ski and Snowboard Team—2002 to present

Directorships of other public companies:

•   Calamos Asset Management, Inc.—2012 to 2017

•   OXiGENE, Inc.—2002 to 2012

•   MasTec Inc.—2001 to 2004

Mr. Shiebler’s extensive experience in the financial services industry and with other public companies allows him to provide valuable insight to the Board of Directors in the areas of finance, portfolio management, and business operations.

Name and Age Service as a Director	Position, Principal Occupation, Business Experience and Directorships

Robert S. Strong	Former Managing Director, Chairman, Capital Commitments Committee, Bank of America Securities
69 Director since April 2014

Professional Highlights:

•   Managing Director, Chairman, Capital Commitments Committee, Bank of America Securities—2006 to 2007

•   Managing Director, Portfolio Management, Bank of America Securities—2001 to 2006

•   Executive Vice President, Chief Credit Officer, JP Morgan Chase Bank—1996 to 2001

Other Professional and Leadership Experience:

•   Director, Sallie Mae Bank—2014 to present

•   Director, Syncora Guaranty, Inc.—2018 to present

•   Director, Syncora Capital Assurance, Inc.—2009 to 2017

•   Member, Financial Policy Review Board for the State of New Jersey—2013 to 2016

•   Director, CamberLink Inc.—2013 to 2016

Mr. Strong’s extensive experience in the banking and financial services industries allows him to provide valuable insight to the Board of Directors in the areas of finance, risk management, portfolio management, and business operations.

Kirsten O. Wolberg	Chief Technology and Operations Officer, DocuSign
50 Director since November 2016

Professional Highlights:

•   Chief Technology and Operations Officer, DocuSign—2017 to present

•   Vice President, PayPal Separation Executive, PayPal, Inc.—2014 to 2017

•   Vice President, Technology, PayPal, Inc.—2012 to 2014

•   Chief Information Officer, Salesforce.com—2008 to 2011

Other Professional and Leadership Experience:

•   Vice President, Corporate Technology, Charles Schwab & Co.—2001 to 2008

Directorships of other public companies:

•   Silicon Graphics International Corp.—2016

Directorships of not-for-profit companies:

•   YearUp—2008 to present

•   Jewish Vocational Services—2014 to present

Ms. Wolberg’s extensive experience in information technology for the financial services industry allows her to provide valuable insight to the Board of Directors in the areas of finance, information technology risks, and business operations.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE TWELVE NOMINEES NAMED ABOVE.

PROPOSAL 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION

Sallie Mae is asking stockholders to approve an advisory resolution (commonly referred to as a “say-on-pay” resolution) on its executive compensation as reported in this proxy statement. Sallie Mae urges stockholders to read the “Compensation Discussion and Analysis” section (“CD&A”) of this proxy statement, which describes how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, which provide detailed information on the compensation of Sallie Mae’s named executive officers.

The Board of Directors has adopted a policy providing for annual “say-on-pay” advisory votes. In accordance with this policy and Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as a matter of good corporate governance, Sallie Mae is asking stockholders to approve the following advisory resolution at the Annual Meeting:

“Resolved, that Sallie Mae’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis and the related compensation tables and narrative disclosure in this proxy statement.”

This proposal to approve the resolution regarding the compensation of Sallie Mae’s named executive officers requires the affirmative vote of the holders of a majority of the Common Stock present, represented and entitled to vote at the Annual Meeting. Abstentions have the same effect as votes “AGAINST” the matter. Shares not voted on the matter, including broker non-votes, have no direct effect on the matter. This proposal is advisory in nature and, therefore, is not binding upon the NGC Committee or the Board of Directors. However, the NGC Committee will, as it has done in the past, carefully evaluate the outcome of the vote when considering future executive compensation decisions.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS AND THE RELATED COMPENSATION TABLES AND NARRATIVE DISCLOSURE IN THIS PROXY STATEMENT.

PROPOSAL 3—RATIFICATION OF THE APPOINTMENT OF THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Sallie Mae’s independent registered public accounting firm, KPMG LLP (“KPMG”), is selected by the Audit Committee of Sallie Mae’s Board of Directors (the “Audit Committee”). The Audit Committee has engaged KPMG as Sallie Mae’s independent registered public accounting firm for the fiscal year ending December 31, 2018. Representatives of KPMG are expected to be present at the Annual Meeting and they will have the opportunity to respond to appropriate questions from stockholders and to make a statement if they desire to do so.

This proposal is put before the stockholders because the Board of Directors believes it is a good corporate governance practice to provide stockholders a vote on ratification of the selection of the independent registered public accounting firm.

For ratification, this proposal will require the affirmative vote of the holders of a majority of the shares of Common Stock present, represented and entitled to vote at the Annual Meeting. Abstentions have the same effect as votes “AGAINST” the matter. Shares not voted on the matter, including broker non-votes, have no direct effect on the matter. If the appointment of KPMG is not ratified, the Audit Committee will evaluate the basis for the stockholders’ vote when determining whether to continue the firm’s engagement. Even if the selection of Sallie Mae’s independent registered public accounting firm is ratified, the Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during 2018 if, in its discretion, it determines such a change would be in the Company’s best interests.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG AS SALLIE MAE’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2018.

CORPORATE GOVERNANCE

Roles and Responsibilities of the Board of Directors

The Board of Directors believes strong corporate governance is critical to achieving Sallie Mae’s performance goals and to maintaining the trust and confidence of investors, employees, regulatory agencies, and other stakeholders.

The primary responsibilities of the Board of Directors are to:

•	Review Sallie Mae’s long-term strategies and set long-term performance metrics;

•	Review risks affecting Sallie Mae and its processes for managing those risks, and oversee assignment of various aspects of risk management, compliance, and governance;

•	Select, evaluate, and compensate the Chief Executive Officer and our Named Executive Officers (hereinafter “Named Executive Officers” or “NEOs”);

•	Plan for succession of the Chief Executive Officer and members of the executive management team;

•	Review and approve Sallie Mae’s annual business plan and multi-year strategic plan, and periodically review performance against such plans;

•	Review and approve major transactions and business initiatives;

•	Through its Audit Committee, select and oversee Sallie Mae’s independent registered public accounting firm;

•	Recommend director candidates for election by stockholders; and

•	Evaluate its own effectiveness.

Board Governance Guidelines

The Board of Directors’ Governance Guidelines (the “Guidelines”) are reviewed each year by the NGC Committee, which from time to time will recommend changes to the Board of Directors. The Guidelines are published at www.salliemae.com under “For Investors” and a written copy may be obtained by contacting the Corporate Secretary at corporatesecretary@salliemae.com. The Guidelines, along with Sallie Mae’s By-Laws, embody the following governance practices, among others:

•	A majority of the members of the Board of Directors must be independent directors and all members of the Audit and NGC Committees must be independent.

•	All directors stand for re-election each year. Directors are elected under a majority vote standard in uncontested elections.

•	We combine the roles of Chairman of the Board of Directors and Chief Executive Officer. We also have a Lead Independent Director elected by the Board of Directors.

•

Each regularly scheduled Board of Directors meeting concludes with an executive session in which only members of the Board of Directors participate. Each regularly scheduled committee meeting also generally concludes with an executive session presided over by the committee Chair.

•	We maintain stock ownership and retention guidelines for directors and executive officers.

•	The Board of Directors and its committees conduct performance reviews annually.

•	The Board of Directors and its committees may engage their own advisors.

Board Leadership Structure

Raymond J. Quinlan serves as our Chairman of the Board of Directors and Chief Executive Officer. The Board of Directors believes Mr. Quinlan is best situated to serve as Chairman of the Board of Directors based upon his significant consumer banking experience. In addition, the Board of Directors believes Mr. Quinlan’s combined roles as Chairman of the Board of Directors and Chief Executive Officer position him to identify effectively Sallie Mae’s strategic priorities and lead discussions on the execution of Company strategy. Mr. Quinlan’s industry-specific experience and expertise allow him to direct discussions effectively and focus decision-making on those items most important to Sallie Mae’s overall success.

To assist in discharging its oversight responsibilities, the Board of Directors appoints a Lead Independent Director. Mr. Child currently serves as the Lead Independent Director. The Lead Independent Director and the Chair of the NGC Committee are responsible for leading the annual performance review of the Chief Executive Officer. In addition, the Lead Independent Director will continue to act as an active liaison between management and Sallie Mae’s independent directors, maintaining frequent contact with both Mr. Quinlan to advise him on the progress of the Board of Directors’ committee meetings, and with individual independent directors concerning developments affecting the Company. Through the role of an active, engaged Lead Independent Director, the Board of Directors believes its leadership structure is appropriately balanced between promoting Sallie Mae’s strategic development and the Board of Directors’ management oversight function. The Board of Directors also believes its leadership structure has created an environment of open and efficient communication between the Board of Directors and management, enabling the Board of Directors to maintain an active, informed role in risk management by being able to monitor and manage those matters that may present significant risks to Sallie Mae.

Director Independence

For a director to be considered independent, the Board of Directors must determine the director does not have any direct or indirect material relationship with Sallie Mae. The Board of Directors has adopted the Guidelines, which embody the corporate governance principles and practices of the Company. The Guidelines include the standards for determining director independence, which conform to the independence requirements of the NASDAQ listing standards.

The Board of Directors has determined that all of the individuals who served as a director during 2017 and all nominees standing for election at the Annual Meeting, other than Mr. Quinlan, our Chief Executive Officer, are independent of Sallie Mae.

Each member of the Board of Directors’ Audit and NGC Committees is independent within the meaning of the NASDAQ listing standards, Exchange Act Rule 10A-3 and Sallie Mae’s own director independence standards set forth in the Guidelines.

Board, Committee, and Annual Meeting Attendance

Our Board of Directors met nine times in 2017. Each of the then-serving directors attended at least 75 percent of the total number of meetings of the Board of Directors and committees on which he or she served. Directors are expected to attend the Annual Meeting, and a majority of the then-serving members of the Board of Directors attended the Annual Meeting in June 2017.

Roles of the Board and Its Committees

The Board of Directors has established the following standing committees to assist in its oversight responsibilities: Audit; NGC; Risk; Strategic Planning; and Preferred Stock. Separately, the Sallie Mae Bank Board of Directors has also established a Compliance Committee. Each committee is governed by a Board-approved written charter, which is evaluated annually and which sets forth the respective committee’s functions, responsibilities, and delegated authority. Membership of each of the committees is established on an annual basis.

All of our committee charters, including the charter for our NGC Committee, are available at www.salliemae.com under “For Investors, Corporate governance.” Stockholders may obtain a written copy of a committee charter by contacting the Corporate Secretary at corporatesecretary@salliemae.com or SLM Corporation, 300 Continental Drive, Newark, Delaware 19713.

The following table sets forth the membership and number of meetings held for each committee of the Board of Directors during 2017.

	Audit Committee(1)	Nominations, Governance and Compensation Committee	Risk Committee(2)	Strategic Planning Committee	Preferred Stock Committee

Paul G. Child(1) (2)	*		*

Carter Warren Franke+(2)		*		*

Earl A. Goode(1)		*	*	Co-Chair

Marianne M. Keler++	*

Jim Matheson	*	*

Jed H. Pitcher(1) (2)	Chair	*			*

Frank C. Puleo+(2)			Chair	*

Raymond J. Quinlan+				Co-Chair

Vivian Schneck-Last(2)	*		*	*

William N. Shiebler+(1)		Chair		*	*

Robert S. Strong(1) (2)	*		*		Chair

Kirsten O. Wolberg		*	*

Number of Meetings in 2017	12	9	10	1	1

*	Committee Member

+	Also serves as a member of the Sallie Mae Bank Compliance Committee.

++	Also serves as Chair of the Sallie Mae Bank Compliance Committee.

(1)

The Board of Directors determined Mr. Child, Mr. Goode, Mr. Pitcher, Mr. Shiebler, and Mr. Strong each qualified as an “Audit Committee Financial Expert” as set forth in Item 407 of Regulation S-K. During 2017, none of the Audit Committee members served on the Audit Committee of more than three public companies.

(2)

The Board of Directors determined Mr. Child, Ms. Warren Franke, Mr. Pitcher, Mr. Puleo, Ms. Schneck-Last, and Mr. Strong each qualified as a “Risk Management Expert” as such term is defined by the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) and the rules and regulations promulgated thereunder.

Risk Oversight

The Board of Directors and its committees oversee Sallie Mae’s overall strategic direction, including setting risk management philosophy, tolerance and parameters, and establishing procedures for assessing the risks of each business line as well as the risk management practices the management team develops and utilizes. Management escalates to the Board of Directors and its committees any significant departures from established tolerances and parameters and reviews new and emerging risks. Throughout the year, the Board of Directors and its committees dedicate a portion of their meetings to reviewing and discussing specific risk topics in greater detail with senior management, including risks related to cybersecurity. The primary risk oversight responsibilities of each of the standing committees of the Board of Directors are as follows:

Board Committee	Primary Oversight Responsibilities
Audit Committee

•  development of financial statements and periodic public reports;

•  sufficiency of internal controls over financial reporting and disclosure controls;

•  engagement of, and communications with, our independent registered accounting firm; and

•  operation of internal audit function, staffing, and work plan.

Nominations, Governance and Compensation Committee

•  all compensation and benefits for our Chief Executive Officer, Named Executive Officers, and independent directors;

•  equity-based compensation plans;

•  management’s administration of employee benefit plans;

•  management succession planning;

•  confirm our incentive compensation practices properly balance risk and reward and do not promote excessive risk-taking;

•  implement good governance policies and measures for Sallie Mae and our Board of Directors;

•  recommend nominees for election to the Board of Directors;

•  conduct assessments of the performance of our Board of Directors and its committees; and

•  review related party transactions.

Risk Committee

•  monitor our major risk categories, including credit, funding and liquidity, market, compliance, legal, operational, and reputational, as well as our risk management capabilities, including those related to information security, crisis preparedness, business continuity, and disaster recovery plans (which responsibilities include oversight of the Company’s cybersecurity risk, profile assessments, and monitoring, as well as reviewing the Company’s strategy to mitigate cybersecurity risks);

•  review, approve, and authorize the terms and conditions of any loan securitization transaction, loan sale, or debt transaction of our Company or our affiliates;

•  review our risk management framework and supporting governance structure, roles, and responsibilities established by management;

•  facilitate the distribution of risk-related information provided to the Risk Committee across and among the Board of Directors and its other committees, including cybersecurity and other information security issues, risks and threats; and

•  review our risk appetite and conduct regular reviews of key risk measures.

Strategic Planning Committee	• engage the Chief Executive Officer and senior management in the strategic planning process and recommend proposals regarding the Company’s long-term strategic initiatives.

Preferred Stock Committee	• monitor and evaluate our business activities in light of the rights of holders of the Company’s preferred stock.

Board Committee	Primary Oversight Responsibilities

Sallie Mae Bank Committees

•  all members of the Board of Directors also serve as members of the board of directors of our wholly-owned subsidiary, Sallie Mae Bank (the “Bank”) and its committees. Our Audit, NGC, and Risk committees perform similar oversight roles for the Bank. Separately, a Compliance Committee of the Bank Board of Directors has oversight over the establishment of standards related to our monitoring and control of legal and regulatory compliance risks and the qualification of employees overseeing these functions. The Chair of the Compliance Committee is Ms. Keler. Other members of the Compliance Committee are: Ms. Franke; Mr. Puleo; Mr. Shiebler; and Mr. Quinlan.

Nominations Process

The NGC Committee considers for nomination to the Board of Directors candidates recommended by stockholders and members of the Board of Directors. The candidates are evaluated based on the needs of the Board of Directors and Sallie Mae at that time. The Board of Directors seeks representation that reflects gender, ethnic, and geographic diversity. The minimum qualifications and attributes the NGC Committee believes a director nominee must possess include:

•	Knowledge of the business of Sallie Mae;

•	Proven record of accomplishment;

•	Willingness to commit the time necessary for Board of Directors service;

•	Integrity and sound judgment in areas relevant to the business;

•	Impartiality in representing stockholders;

•	Ability to challenge and stimulate management; and

•	Independence.

To recommend a candidate, stockholders should send, in writing, the candidate’s name, credentials, contact information, and his or her consent to be considered as a candidate to the Chair of the NGC Committee at corporatesecretary@salliemae.com or c/o Corporate Secretary, SLM Corporation, 300 Continental Drive, Newark, Delaware 19713. The stockholder should also include his or her contact information and a statement of his or her share ownership. The nomination deadline for the 2018 Annual Meeting has now closed. A stockholder wishing to nominate a candidate must comply with the notice and other requirements described under “Stockholder Proposals for the 2019 Annual Meeting” in this proxy statement.

Related Party Transactions

Sallie Mae has a written policy regarding review and approval of related party transactions. Transactions covered by the policy are transactions involving Sallie Mae in excess of $120,000 in any year in which any director, nominee, executive officer, or greater-than-five percent beneficial owner of the Company, or any of their respective immediate family members, has or had a direct or indirect interest, other than as a director or less-than-ten percent owner of an entity involved in the transaction (“Related Party Transactions”). Loans made in the ordinary course of Sallie Mae’s business to executive officers, directors, and their family members are considered Related Party Transactions and are pre-approved. Moreover, the Bank has also adopted written policies to implement the requirements of Regulation O of the Board of Governors of the Federal Reserve System, which restricts the extension of credit to directors and executive officers and their family members and other related interests. Under these policies, extensions of credit that exceed regulatory thresholds must be, and are, approved by the Board of Directors of the Bank. Since January 1, 2017, we have not had any other transactions with related persons required to be disclosed under Item 404(a) of Regulation S-K, and no such transactions are currently proposed.

Under the Related Party Transactions policy, the Corporate Secretary will notify the Chair of the NGC Committee of any proposed Related Party Transaction, and the Chair of the NGC Committee will determine if approval under the policy is required. If required, the NGC Committee will then review the proposed Related Party Transaction and make a recommendation to the Board of Directors regarding whether to approve the transaction. In considering a transaction, the NGC Committee takes into account whether a transaction would be on terms no less favorable to an unaffiliated third-party under the same or similar circumstances.

Political Expenditures

Our current policy on political activities is publicly available on our website at www.salliemae.com under “For Investors” and sets forth the principles regarding our stance on political activities. We comply with federal, state, and local lobbying registration and disclosure requirements, and we do not engage in grassroots lobbying. We work closely with the NGC Committee to review and reconsider our existing policies, procedures, and decision-making approaches to government relations and political activities.

At this time, we have one long-term, experienced employee engaged in lobbying activities exclusively related to matters that directly or indirectly affect the Private Education Loan industry and our mission. The compensation of the employee, and other executives, for time attributed to lobbying activity is reported as lobbying expenditure. That employee manages one external, bipartisan lobbying/consulting firm that assists with the same objectives, and we report the expenditures made to this firm in our lobbying disclosures. Our involvement with industry associations is limited to those associations comprised of similar financial institutions.

Quarterly disclosures detailing our lobbying activities and expenditures, as required by the Lobbying Disclosure Act of 1995, are posted online by the Clerk of the U.S. House of Representatives and the Secretary of the U.S. Senate. Disclosures relating to contributions by our Political Action Committee are posted online by the Federal Election Commission (“FEC”). We will continue to comply with all applicable laws and regulations on disclosure of those activities.

At this time, we do not believe the preparation and dissemination of any additional reports on these matters would provide any meaningful information to our stockholders. We will continue to consider the value to stockholders of additional reporting of our political activities as our activities evolve, and review this matter periodically with the NGC Committee.

The Sallie Mae Political Action Committee (“PAC”)

In June 2015, we formed the Sallie Mae PAC. All of the assets and activities of its predecessor prior to the Spin-Off (the “Spin-Off”) of Navient Corporation (“Navient”) in April 2014 were assumed and taken over by Navient in connection with the Spin-Off.

Our PAC is governed by an Advisory Board comprised of six employees, who represent different divisions within the Sallie Mae organization. The PAC’s Advisory Board reviews and approves all PAC and corporate political contributions. The PAC’s Advisory Board evaluates candidates on the basis of their views on issues that impact us or our employees. It also takes note of whether our facilities or employees reside in a candidate’s district or state.

Our PAC contributions are published on the FEC website.

Stockholder Communications with the Board

Stockholders and other interested parties may submit communications to the Board of Directors, the non-management directors as a group, the Lead Independent Director, or any other individual member of the Board of Directors by contacting the Lead Independent Director in writing at corporatesecretary@salliemae.com or c/o Corporate Secretary, SLM Corporation, 300 Continental Drive, Newark, Delaware 19713.

Code of Business Conduct

We have a Code of Business Conduct that applies to Board of Directors members and all employees. The Code of Business Conduct is available on our website (www.salliemae.com under “For Investors”) and a written copy is available from the Corporate Secretary. We intend to post amendments to or waivers of the Code of Business Conduct, if any (to the extent applicable to the Company’s chief executive officer, principal financial officer or principal accounting officer or any director), at this location on its website.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee hereby reports as follows:

1.

Management has the primary responsibility for the financial statements and the reporting process, including the system of internal accounting controls. The Audit Committee, in its oversight role, has reviewed and discussed the audited financial statements with the Company’s management.

2.

The Audit Committee has discussed with the Company’s internal auditors and the Company’s independent registered public accounting firm the overall scope of, and plans for, their respective audits. The Audit Committee has met with the internal auditors and independent registered public accounting firm, separately and together, with and without management present, to discuss the Company’s financial reporting process and internal accounting controls in addition to any other matters required to be discussed by the statement on Auditing Standards No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”), as may be modified or supplemented.

3.

The Audit Committee has received the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP its independence.

4.	The Audit Committee has an established charter outlining the practices it follows. The charter is available on the Company’s website at www.salliemae.com under “For Investors.”

5.

The Audit Committee’s charter requires the pre-approval by the Audit Committee of all fees paid to, and all services performed by, the Company’s independent registered public accounting firm. At the beginning of each year, the Audit Committee approves the proposed services, including the nature, type and scope of service contemplated and the related fees, to be rendered by the firm during the year. In addition, engagements may arise during the course of the year that are outside the scope of the initial services and fees approved by the Audit Committee. Any such additional engagements are approved by the Audit Committee or by the Audit Committee Chair pursuant to authority delegated by the Audit Committee. For each category of proposed service, the independent registered public accounting firm is required to confirm that the provision of such services does not impair its independence. Pursuant to the Sarbanes-Oxley Act of 2002, the fees and services provided as noted in the table on the following page were authorized and approved by the Audit Committee in compliance with the pre-approval requirements described herein.

6.

Based on the review and discussions referred to in paragraphs (1) through (5) above, the Audit Committee recommended to the Board of Directors of the Company, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the Securities and Exchange Commission.

Audit Committee

Jed H. Pitcher, Chair

Paul G. Child

Marianne M. Keler

Jim Matheson

Vivian C. Schneck-Last

Robert S. Strong

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm Fees for 2017 and 2016

Aggregate fees billed for services performed for Sallie Mae by its independent accountant, KPMG LLP, for fiscal years ended December 31, 2017 and 2016, are set forth below.

	2017	2016
Audit Fees	$1,728,352	$1,811,074
Audit-Related Fees	$806,000	$691,000
Tax Fees	$50,000	$40,549
All Other Fees	—	—
Total	$2,584,352	$2,542,623

Audit Fees.    Audit fees include fees for professional services rendered for the audits of the consolidated financial statements of Sallie Mae and statutory and subsidiary audits, issuance of comfort letters, consents, income tax provision procedures, and assistance with review of documents filed with the SEC.

Audit-Related Fees.    Audit-related fees include fees for assurance and other services related to service provider compliance reports, trust servicing and administration reports, internal control reviews, and attest services that are not required by statute or regulation.

Tax Fees.    Tax fees include fees for federal and state tax compliance, and tax consultation services.

All Other Fees.    All other fees for the fiscal year ended December 31, 2017 were $0. All other fees for the fiscal year ended December 31, 2016 were $0.

Pre-Approval Requirements

The Audit Committee’s charter addresses the approval of audit and non-audit services to be provided by the independent registered public accounting firm to the Company. The Audit Committee’s charter requires all services to be provided by our independent registered public accounting firm be pre-approved by the Audit Committee or its Chair. Each approval of the Audit Committee or the Chair of the Audit Committee must describe the services provided and set a dollar limit for the services. The Audit Committee, or its Chair, pre-approved all audit and non-audit services provided by KPMG LLP during 2017. Reporting is provided to the Audit Committee regarding services the Chair of the Audit Committee pre-approved between committee meetings. The Audit Committee receives regular reports from management regarding the actual provision of all services by KPMG LLP. No services provided by our independent registered public accounting firm were approved by the Audit Committee pursuant to the “de minimis” exception to the pre-approval requirement set forth in paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

OWNERSHIP OF COMMON STOCK

The following table provides information about each stockholder known to Sallie Mae to beneficially own five percent or more of the outstanding shares of our Common Stock, based solely on the information filed by each such stockholder in 2018 for the year ended December 31, 2017, on Schedule 13G, as amended, as applicable, under the Exchange Act. As of February 28, 2018, the Company had 435,044,428 outstanding shares of Common Stock.

Name and Address of Beneficial Owner	Shares(1)	Percent(1)
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10022	43,457,663	10.1%

T. Rowe Price Associates, Inc.(3) 100 E. Pratt Street Baltimore, MD 21202	37,572,459	8.6%

Barrow, Hanley, Mewhinney & Strauss, LLC(4) 2200 Ross Avenue 31st Floor Dallas, TX 75201-2761	34,886,671	8.08%

Boston Partners(5) One Beacon Street 30th Floor Boston, MA 02108	28,682,706	6.64%

The Bank of New York Mellon Corporation(6) 225 Liberty Street New York, NY 10286	26,530,156	6.14%

The Vanguard Group Inc.(7) 100 Vanguard Blvd. Malvern, PA 19355	23,675,981	5.48%

Prudential Financial, Inc.(8) 751 Broad Street Newark, NJ 07102-3777	21,761,392	5.0%

Jennison Associates LLC(9) 466 Lexington Avenue New York, NY 10017	21,488,767	5.0%

(1)

Based on information in the most recent Schedule 13G or Schedule 13G amendment, as the case may be, filed with the SEC pursuant to the Exchange Act with respect to holdings of the Company’s Common Stock as of December 31, 2017. Percentages are based on computations contained in the Schedule 13G or Schedule 13G amendment of the reporting entity.

(2)

Information is as of December 31, 2017 and is based upon a Schedule 13G/A, as amended, filed with the SEC on January 19, 2018, by BlackRock, Inc., a Delaware corporation. The reporting entity reported the sole power to vote or direct the voting for 41,248,123 shares of Common Stock and the sole power to dispose of or direct the disposition of 43,456,663 shares of Common Stock.

(3)

Information is as of December 31, 2017 and is based upon a Schedule 13G/A, filed with the SEC on February 14, 2018, by T. Rowe Price Associates, Inc., a Maryland corporation. The reporting entity reported the sole power to vote or direct the voting for 21,477,159 shares of Common Stock and sole power to dispose of or direct the disposition of 37,572,459 shares of Common Stock.

(4)

Information is as of December 31, 2017 and is based upon a Schedule 13G, filed with the SEC on February 12, 2018, by Barrow, Hanley, Mewhinney & Strauss, LLC, a Delaware limited liability company. The reporting entity reported sole power to vote or direct the vote for 14,726,904 shares of Common Stock, shared power to vote or to direct the vote for 20,159,767 shares of Common Stock and sole power to dispose or to direct the disposition of 34,886,671 shares of Common Stock.

(5)

Information is as of December 31, 2017 and is based upon a Schedule 13G, filed with the SEC on February 12, 2018, by Boston Partners, a Delaware entity. The reporting entity reported the sole power to vote or direct the voting for 24,158,098 shares of Common Stock, shared power to vote or direct the voting for 125,676 shares of Common Stock, and the sole power to dispose of or direct the disposition of 28,682,706 shares of Common Stock.

(6)

Information is as of December 31, 2017 and is based upon a Schedule 13G/A, filed with the SEC on February 7, 2018, by The Bank of New York Mellon Corporation, a New York corporation, and its direct or indirect subsidiaries. The reporting entity reported the sole power to vote or direct the voting for

22,814,255 shares of Common Stock, the sole power to dispose of or direct the disposition of 25,882,456 shares of Common Stock, and shared power to dispose of or direct the disposition of 625,052 shares of Common Stock.

(7)

Information is as of December 31, 2017 and is based upon a Schedule 13G, filed with the SEC on February 12, 2018, by The Vanguard Group Inc., a Pennsylvania corporation. The reporting entity reported the sole power to vote or direct the voting for 140,724 shares of Common Stock, the shared power to vote or direct the voting for 47,177 shares of Common Stock, the sole power to dispose of or direct the disposition of 23,509,100 shares of Common Stock, and shared power to dispose of or direct the disposition of 166,881 shares of Common Stock.

(8)

Information is as of December 31, 2017 and is based upon a Schedule 13G/A, filed with the SEC on January 26, 2018, by Prudential Financial, Inc., a New Jersey corporation, and its direct or indirect subsidiaries. The reporting entity reported the sole power to vote or direct the voting for 776,062 shares of Common Stock, shared power to vote or direct the voting for 20,973,722 shares of Common Stock, the sole power to dispose of or direct the disposition of 776,062 shares of Common Stock, and shared power to dispose of or direct the disposition of 20,985,330 shares of Common Stock.

(9)

Information is as of December 31, 2017 and is based upon a Schedule 13G/A, filed with the SEC on February 5, 2018, by Jennison Associates LLC, a Delaware limited liability company. The reporting entity reported the sole power to vote or direct the voting for 21,477,159 shares of Common Stock and shared power to dispose of or direct the disposition of 21,488,767 shares of Common Stock.

OWNERSHIP OF COMMON STOCK BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information concerning the beneficial ownership of Sallie Mae’s Common Stock by: (i) our current directors and nominees; (ii) the Named Executive Officers listed in the Summary Compensation Table(1); and (iii) all of the Company’s current directors and executive officers as a group. Under SEC rules, beneficial ownership for purposes of this table takes into account shares as to which the individual has or shares voting and/or investment power as well as shares that may be acquired within 60 days (such as by exercising vested stock options). Information is provided as of March 31, 2018, unless noted otherwise(2). The beneficial owners listed have sole voting and investment power with respect to shares beneficially owned, except as to the interests of spouses or as otherwise indicated.

	Shares(2)	Vested Options	Total Beneficial Ownership	Percent of Class

Director Nominees

Paul G. Child	33,902	204	34,106	*

Carter Warren Franke	32,249	—	32,249	*

Earl A. Goode	86,866	40,160	127,026	*

Marianne M. Keler	67,274	1,576	68,850	*

Jim Matheson	26,196	—	26,196	*

Jed H. Pitcher(3)	38,797	1,430	40,227	*

Frank C. Puleo	90,349	40,160	130,509	*

Raymond J. Quinlan	535,234	—	535,234	*

Vivian C. Schneck-Last	26,196	—	26,196	*

William N. Shiebler(4)	45,237	1,536	46,773	*

Robert S. Strong	49,249	—	49,249	*

Kirsten O. Wolberg	7,373	—	7,373	*

Named Executive Officers

Steven J. McGarry(5)	208,185	15,968	224,153	*

Paul F. Thome(6)	166,337	15,968	182,305	*

Laurent C. Lutz(7)	377,948	—	377,948	*

Current Directors and Executive Officers as a Group (17 Persons)	1,457,855	117,960	1,575,815	0.36

(1)	Mr. Rocha died on January 17, 2018 and is not included in this table.

(2)

Shares that may be acquired within 60 days of March 31, 2018, through exercise of vested stock options. Net settled options are shown on a “spread basis” and if not in-the-money shown as 0. Traditional stock options are included in this column on a one-to-one basis. The number of traditional stock options for each individual are as follows: Mr. Goode—6,600; and Mr. Puleo—6,600.

(3)	Includes 2,633 shares held in trust.

(4)	Includes 1,027 shares held in trust and 10,000 shares held in a partnership.

(5)	Includes 110 shares credited as phantom stock units due to a deferred compensation plan account, and 2,141 unitized stock held in a 401(k) account.

(6)	Includes 40,846 unitized stock held in a 401(k) account and 23,847 unitized stock held in a supplemental 401(k) account.

(7)	Mr. Lutz retired as of March 1, 2018, and is thus not included among our current Executive Officers.

EXECUTIVE OFFICERS

Our executive officers are appointed annually by the Board of Directors. The following sets forth biographical information concerning Sallie Mae’s executive officers who are not directors. Biographical information for Mr. Quinlan is included in Proposal 1—Election of Directors.

Name and Age	Position and Business Experience
Steven J. McGarry 60

•  Executive Vice President and Chief Financial Officer, SLM Corporation—May 2014 to present; Senior Vice President—Corporate Finance and Investor Relations, SLM Corporation—June 2013 to April 2014; Senior Vice President—Investor Relations, SLM Corporation—June 2008 to June 2013

Paul F. Thome 67

•  Executive Vice President and Chief Administrative Officer, SLM Corporation and President of Sallie Mae Bank—February 2016 to present; Senior Vice President, SLM Corporation and President of Sallie Mae Bank—January 2011 to February 2016; Senior Vice President—Business Finance—March 2009 to January 2011

•  Chief Financial Officer and Co-Founder, Credit One Financial Services LLC, October 2006 to March 2009

•  Executive Vice President, MBNA Corporation—1996 to 2006

Jonathan R. Boyles 51	• Senior Vice President, Controller, SLM Corporation—May 2014 to present; Vice President, Corporate Financial Reporting and Accounting Policy, SLM Corporation—May 2010 to April 2014

Jeffrey F. Dale 56

•  Senior Vice President and Chief Risk Officer, SLM Corporation—July 2014 to present

•  North American Group Risk Director, Citigroup—February 2009 to July 2014

•  Divisional Risk Officer, Lloyds TSB—July 2006 to February 2009

Nicolas Jafarieh 43

•  Senior Vice President and General Counsel, SLM Corporation—March 2018 to present

•  Senior Vice President, Deputy General Counsel, and Assistant Corporate Secretary, SLM Corporation—February 2017 to March 2018

•  Vice President, Associate General Counsel, and Assistant Corporate Secretary, SLM Corporation—December 2013 to February 2017

•  Managing Director and Associate General Counsel, Sallie Mae, Inc.—February 2010 to December 2013

•  Associate General Counsel, Sallie Mae, Inc.—June 2008 to February 2010

EXECUTIVE COMPENSATION

NOMINATIONS, GOVERNANCE AND COMPENSATION COMMITTEE REPORT

The year ended December 31, 2017 marked another strong year of earnings and quality asset growth for Sallie Mae. We have worked carefully and deliberately with our management and independent compensation consultant to appropriately recognize the 2017 performance of our management and employees in light of our results. In establishing the compensation described in the following Compensation Discussion and Analysis (“CD&A”), the Committee considered, among other factors, the levels of achievement of the Company’s 2017 Management Objectives as set forth in our 2017 Form 10-K and reflected in our 2017 Management Incentive Plan targets. Highlights included:

•	Private Education Loan originations in 2017 were 3 percent higher than in 2016, and the Company expanded its leading position in the Private Education Loan industry.

•	Regulatory capital ratios remain significantly in excess of the capital levels required to be considered “well capitalized” by our regulators.

•	Our non-GAAP operating efficiency ratio was 39.6 percent for the year ended December 31, 2017, compared with 40.1 percent for the year ended December 31, 2016(1).

•	Enhanced customer communications and experience through improved delivery of services and products were demonstrated through a newly adopted customer satisfaction metric.

•	We sustained consumer protection improvements sufficient to lift the FDIC Consent Order.

•	Successful promotion of a culture centered on the Company’s core values, through ongoing employee engagement, recognition, and development.

The Committee also considered the effects of the adoption of the Tax Cuts and Jobs Act of 2017 (the “Tax Act”) on our 2017 financial results. The Tax Act lowered federal corporate tax rates from 35 percent to 21 percent, beginning in 2018. The timing of the adoption of the Tax Act required the Company to reflect in its 2017 financial statements the future effects of the lower tax rate in its deferred tax assets, liabilities, and indemnification receivables. While the passage of the Tax Act is in the long-term best interests of our shareholders, the content, passage, and timing of the adoption of the Tax Act were unknown at the time the 2017 Management Incentive Plan targets were established. Consequently, the Committee took these factors into account when exercising its discretion in determining final 2017 MIP scores.

The components of our compensation program are in place to promote prudent management decision-making and to profitably drive the evolution of our consumer banking business, all while ensuring we motivate, reward, and retain employees. In conclusion, we have reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on this review and discussion, we have recommended to the Board of Directors its inclusion herein and its incorporation by reference in the Company’s Annual Report on Form 10-K for the year ending December 31, 2017.

Nominations, Governance and Compensation Committee

William N. Shiebler, Chair

Carter Warren Franke

Earl A. Goode

Jim Matheson

Jed H. Pitcher

Kirsten O. Wolberg

(1)

For a description of how we calculate “operating efficiency” and for a reconciliation of “operating efficiency” to the nearest comparable GAAP measure, see footnote (6) to Item 6 “Selected Financial Data” on page 42 of the Company’s 2017 Form 10-K.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

In this Compensation Discussion and Analysis (“CD&A”), we describe our compensation practices and programs in the context of our five most highly compensated executive officers. It is worth noting our compensation practices and programs applicable to our NEOs in many cases also apply to senior executive employees beyond our NEOs.

Our primary business is to originate and service high-quality Private Education Loans we make to students and their families. “Private Education Loans” are education loans for students or their families that are not made, insured or guaranteed by any state or federal government. Private Education Loans do not include loans insured or guaranteed under the previously existing Federal Family Education Loan program (“FFELP Loans”). We also offer a range of deposit products insured by the Federal Deposit Insurance Corporation (the “FDIC”) and operate a consumer savings network that provides financial rewards on everyday purchases to help families save for college.

Named Executive Officers

For the fiscal year ended December 31, 2017, our Named Executive Officers were:

•	Raymond J. Quinlan, Chairman of the Board of Directors and Chief Executive Officer;

•	Steven J. McGarry, Executive Vice President and Chief Financial Officer;

•	Laurent C. Lutz(1), Executive Vice President, General Counsel and Corporate Secretary;

•	Charles P. Rocha(2) , Executive Vice President and Chief Marketing Officer; and

•	Paul F. Thome, Executive Vice President and Chief Administrative Officer.

(1)	Mr. Lutz retired on March 1, 2018.
(2)	Mr. Rocha died on January 17, 2018.

Achievement of 2017 Management Objectives

For 2017, we set out the following major goals for ourselves: (1) prudently grow our Private Education Loan assets and revenues while continuing to diversify the mix of our funding sources; (2) maintain our strong capital position; (3) manage operating expenses while improving efficiency; (4) enhance our customers’ experience by further improving the delivery of our products and services; (5) sustain the consumer protection improvements we have made since the Spin-Off and maintain our strong governance, risk oversight and compliance infrastructure; (6) continue our disciplined expansion of new products to increase the level of engagement we have with our existing customers and attract new customers; and (7) continue to promote a culture centered on our core values (collaboration, mutual respect, honesty, integrity, performance, and accountability), sustained through ongoing employee engagement, recognition and development, and aligned with our mission and business plan for growth. The following describes our performance relative to each of these goals.

Management Objective	Highlights
Prudently Grow Private Education Loan Assets and Revenues

•  We pursued managed growth in our Private Education Loan portfolio in 2017 by leveraging our Sallie Mae brand, our relationship with more than 2,000 colleges and universities, and our direct consumer marketing efforts. Private Education Loan originations were 3 percent higher in 2017 compared with the year-ago period. To help facilitate the increase in our Private Education Loan originations, we diversified the mix of our funding sources in 2017. This growth in originations was accomplished while maintaining our FICO scores and cosigner rates on our 2017 originations at levels similar to those for 2016 originations. The average FICO scores at approval and the cosigner rates for originations for the year ended December 31, 2017 were 747 and 88.0 percent, compared with 748 and 89.1 percent for originations in the year ended December 31, 2016, respectively. Although our Private Education Loan originations in 2017 were slightly below our original target for the year, we believe these lower-than-expected originations were likely attributable to moderating enrollment and tuition growth rates, as compared to growth rates of the past decade, as well as increasing family contributions available due to an improving economy and rising asset valuations.

Maintain Our Strong Capital Position

•  As our balance sheet grew in 2017, our regulatory capital ratios declined compared to year-end 2016, but remain significantly in excess of the capital levels required to be considered “well capitalized” by our regulators.

	Actual			Well Capitalized Regulatory Requirements
	2016 Ratio	2017 Ratio		2017 Minimum Ratio
Common Equity Tier 1 Capital (to Risk-Weighted Assets)	12.6%	11.9	% ≥	6.5%
Tier 1 Capital (to Risk-Weighted Assets)	12.6%	11.9	% ≥	8.0%
Total Capital (to Risk-Weighted Assets)	13.8%	13.1	% ≥	10.0%
Tier 1 Capital (to Average Assets)	11.1%	11.0	% ≥	5.0%

•  On April 5, 2017, we issued $200 million of 5.125 percent Senior Notes due April 5, 2022 at par. We used the net proceeds from this debt offering to redeem all of our 6.97 percent Series A preferred stock and for general corporate purposes.

Management Objective	Highlights
Manage Operating Expenses While Improving Efficiency

•  We measure our effectiveness in managing operating expenses by monitoring our non-GAAP operating efficiency ratio. Full-year operating expenses grew 16 percent year-over-year, while the non-GAAP operating efficiency ratio was 39.6 percent for the year ended December 31, 2017, compared with 40.1 percent for the year ended December 31, 2016(1). Absent the impact of the Tax Act (as hereinafter defined) and the reduction in indemnified uncertain tax positions that, when combined, reduced other income by $35 million in 2017, the non-GAAP operating efficiency ratio would have been 38.4 percent for 2017.

Enhance Customers’ Experience by Further Improving Delivery of Products and Services

•  In 2017, we enhanced customer communications that include an annual summary during in-school periods, enhanced entering into repayment communication designed to help borrowers transition into their repayment period successfully, and simplified billing statements. We also launched new auto debit functionality online to allow customers to enroll with a designated amount greater than their minimum due so they can pay down loans faster. Additionally, we provided targeted customer service training to further improve our interactions with our customers. We focused on initiatives in 2017 to further simplify the application, fulfillment and servicing experience for our customers, including:

•  Created an integrated online origination and servicing experience with a single point of entry and improved customer messaging;

•  Provided enhanced functionality to our customers that will give them more flexibility to service their accounts online, via chat and mobile, and over the phone; and

•  Continued to support customers throughout the Private Education Loan experience with enhanced communication and tools.

Sustain Consumer Protection Improvements Made Since the Spin-Off and Maintain Our Strong Governance, Risk Oversight and Compliance Infrastructure

•  In 2017, we undertook significant work to establish that all customer protection policies, procedures and compliance management systems are sufficient to meet or exceed currently applicable regulatory standards. On March 27, 2017, the Bank received confirmation from the FDIC that effective March 23, 2017, the FDIC terminated the Consent Order, Order to Pay Restitution, and Order to Pay Civil Money Penalty (the “FDIC Consent Order”) it had issued to the Bank on May 13, 2014 (regarding disclosures and assessments of certain late fees, as well as compliance with the Servicemembers Civil Relief Act). The termination of the FDIC Consent Order was issued with no conditions.

•  In the first quarter of 2017, we also began conducting our own internal audits of consumer protection processes and procedures, including our compliance management system, using internal audit staff supplemented with staff from the same third-party firm that had conducted the compliance audits since 2014.

•  We have continued to advance our overall governance processes, including robust oversight, education, policies and procedures, all supported by strong enterprise risk management, compliance and internal audit functions.

(1)

For a description of how we calculate “operating efficiency” and for a reconciliation of “operating efficiency” to the nearest comparable GAAP measure, see footnote (6) to Item 6 “Selected Financial Data” on page 42 of the Company’s 2017 Form 10-K.

Management Objective	Highlights
Continued Disciplined Expansion of New Products to Increase Level of Engagement With Our Existing Customers and Attract New Customers

•  In 2017, we began to implement a strategy that will expand and enhance our suite of graduate student loan products. These loans were designed with discipline-specific features created exclusively for graduate students and will feature competitive interest rates and greater repayment flexibility.

•  We also developed our infrastructure in 2017 so that in early 2018 we could have the capability to originate and service unsecured personal loans to be used for non-educational purposes.

Continue to Promote a Culture Centered on Our Core Values (Collaboration, Mutual Respect, Honesty, Integrity, Performance, and Accountability), Sustained Through Ongoing Employee Engagement, Recognition, and Development and Aligned with our Mission and Business Plan for Growth

•  Over the course of 2017, to ensure commitment to our culture and core values, we cascaded level-appropriate goals to our employees.

•  As part of our investment in employee development, we engaged leadership to define our long-term talent development strategy and established a roadmap to deliver on key talent priorities.

•  We implemented several learning programs that focus on the development of employees and managers, as well as a business knowledge series to provide all employees with opportunities to learn about our business and our future.

•  We enhanced our talent assessment process to further evaluate performance and potential and effectively align development plans that support succession management. Through our targeted focus on career and skill development, we significantly increased our internal hire rate.

•  We continued to recognize employees with superior performance and commitment to our values through our quarterly Awards of Excellence Program, and launched a peer-to-peer recognition program to provide employees with a tool to recognize each other.

•  We expanded our management incentive program to provide managers with additional tools to recognize and reward all employees for their contributions to our mutual success.

•  We engaged employees to promote wellness across the Company and also launched a financial wellness platform. We also conducted an Employee Engagement Survey to gather employee input on what it is like to work at Sallie Mae and to assess where we are relative to their needs and expectations.

For additional information with regard to each of these objectives and their achievement, see Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the Company’s 2017 Form 10-K.

Compensation Practices Summary

What We Do

✓	Tie significant portions of compensation to Company performance

✓	Mitigate risk-taking by utilizing equity awards vesting over a three-year period, while placing caps on potential payments and maintaining equity clawback provisions

✓	Require significant share ownership by the Chairman and CEO, Executive Vice Presidents, and Senior Vice Presidents

✓	NGC Committee, comprised only of independent directors, determines achievement of both corporate and individual performance of NEOs, as well as all aspects of their compensation and incentives

✓	Annual risk assessment of significant employee incentive compensation plans

✓	Retain an Independent Compensation Consultant to advise on market practices and specific compensation programs

What We Don’t Do

×	Since 2014, no individual employment agreements have been entered into(1)

×	No individual change-in-control agreements

×	No “single-trigger” change-in-control agreements

×	No excise tax gross-ups

×	No hedging of Common Stock

×	No single-trigger accelerated settlement of equity awards

×	No above-market returns on deferred compensation plans

×	No pension benefits provided

(1)	Mr. Lutz’s 2014 Employment Agreement expired pursuant to its terms on December 1, 2017.

Chief Executive Officer Compensation Summary for 2017

For the fiscal year ended December 31, 2017, the compensation of our Chief Executive Officer consisted of the following:

•	An annual base salary of $850,000.

•	An annual bonus of $1,462,808 paid 75 percent in cash, and 25 percent in Restricted Stock Units (“RSUs”) that carry transfer restrictions lapsing in one-third increments over a three-year period.

•

A long-term equity-based incentive opportunity of $3,374,981 consisting of: 80 percent in three-year, time-vesting RSUs, and 20 percent in Performance Stock Units (“PSUs”) vesting in 2020 based upon cumulative charge-offs of our fourth-quarter 2016 full principal and interest repayment cohort over a three-year performance period.

•	Other perquisites and benefits.

Allocation of Compensation

The charts below illustrate, for the CEO and separately for the other NEOs (excluding Mr. Quinlan) in aggregate, the percentage of 2017 compensation that consisted of base salaries, annual bonuses (determined and paid in cash and RSUs in early 2018), and long-term incentive plan (“LTIP”) awards of RSUs and PSUs granted in early 2017.(1)

(1) Pursuant to the terms of his employment agreement, Mr. Lutz was ineligible to receive an LTIP award in 2017.

Compensation Philosophy and Elements of Compensation

The pay-for-performance philosophy underlying our executive compensation program provides a competitive total compensation program tied to both Company and individual performance and aligned with the interests of our stockholders. We use the following principles to implement our compensation philosophy and achieve our executive compensation program objectives:

•	A significant portion of the total compensation of our executives is earned based on achievement of enterprise-wide goals that drive shareholder value.

•	Compensation of our executives is heavily weighted toward long-term equity-based incentives to reward long-term growth and focus management on sustained success and shareholder value creation.

•	Granting PSUs to further align executive compensation with the performance of the Company.

•	The interests of our executives should be linked with those of our common stockholders.

•	Base salaries that are competitive and permit us to attract, motivate, and retain those executives who drive our success.

•	We provide competitive employee benefits and limited perquisites.

CEO Compensation 12% Fixed - 15% 15% 19% 6% 48% Variable - 85% Average NEO Compensation 5% 29% Fixed - 29% 37% 8% 21% Variable - 71% Base Salary Annual Bonus - cash Annual Bonus - Bonus deferral RSUs Long Term Incentive - Time Vested RSUs Long Term Incentive - PSUs

The compensation program in 2017 for our NEOs consisted of seven elements. These elements, as well as the reasons why each was chosen and the ways in which each achieves our compensation objectives, are described below:

Compensation Element	Objective	Type of Compensation
Base salary	To provide a base level of cash compensation for senior executives based on level and responsibility.	Fixed cash compensation. Reviewed annually and adjusted as appropriate.

Annual incentive bonus	To encourage and reward senior executives for achieving annual corporate performance and individual goals.

Variable compensation. Annual bonus amounts for 2017 have been determined based on corporate and individual performance components. Corporate performance metrics were derived from management’s 2017 objectives identified in our annual business plan. Bonuses are payable in a combination of cash and RSUs. RSUs are subject to transfer restrictions that lapse in one-third increments over three years.

Long-term equity-based incentives	To motivate and retain senior executives by aligning their interests with that of stockholders through sustained performance and growth.

Multi-year variable compensation. Generally granted annually. In 2017, for Messrs. Quinlan, McGarry, Rocha, and Thome, these grants consisted of 80 percent RSUs that vest in one-third increments over a three-year period and 20 percent PSUs that vest based upon cumulative charge-offs of our fourth-quarter 2016 full principal and interest repayment cohort over a three-year performance period. Pursuant to the terms of his employment agreement, Mr. Lutz was ineligible to receive a long-term incentive equity award in 2017.

For LTIP awards granted in 2018, the award consisted of 75 percent RSUs that vest in one-third increments over a three-year period and 25 percent PSUs that vest based upon cumulative charge-offs of our fourth-quarter 2017 full principal and interest repayment cohort over a three-year performance period.

Health, welfare, and retirement benefits	To promote employee health and protect financial security.	Fixed compensation. Company subsidies and matching contributions, respectively.

Deferred Compensation Plan and Supplemental 401(k) Savings Plan	To provide retirement planning opportunities.

Retirement benefit. The Sallie Mae Deferred Compensation Plan and the Supplemental 401(k) Savings Plan provide our highly compensated executives with a vehicle into which they can opt to defer a portion of their compensation for retirement. These opportunities are provided in lieu of any pension benefit plans.

Severance benefits	To maintain continuity of management in light of major restructurings or after a change of control and provide temporary income following involuntary terminations of employment other than for cause.

Fixed cash compensation-based severance payments. Equity awards generally continue to vest on their terms after changes of control or involuntary terminations other than for cause. For more information, see “Arrangements with Named Executive Officers” below.

Perquisites	To provide business-related benefits to assist in attracting and retaining key executives.

Fixed compensation. Consists primarily of executive physical examinations and, in limited instances, directed charitable giving made by an affiliate, The Sallie Mae Fund, upon request of our employees, for charities that align with our mission.

How Our Compensation Decisions Are Made

Participant	Roles

Board of Directors

•  Independent members establish Chief Executive Officer’s compensation based on findings and recommendations of NGC Committee and Lead Independent Director.

•  Receives report from NGC Committee with respect to annual Management Incentive Plan (“MIP”) target achievement, bonus pool funding, and PSU progress.

NGC Committee

•  Sets annual MIP and PSU targets and approves NEO individual performance goals at the beginning of each year.

•  Establishes annual long-term equity-based incentive plan awards for senior executives, including NEOs, and establishes related performance-based metrics.

•  Retains independent compensation consultant on annual basis.

•  Establishes peer group for comparative compensation data purposes.

•  Participates with Lead Independent Director in the annual performance and compensation review of Chief Executive Officer and recommendation to the Board of Directors.

•  Reviews and approves all aspects of NEO compensation.

•  Certifies annual achievement of MIP targets, PSU targets, aggregate MIP bonus pool, and NEO individual performance goals.

Lead Independent Director	• Participates in development and delivery of Chief Executive Officer’s performance and compensation review.

NGC Committee Chair

•  Participates in development and delivery of Chief Executive Officer’s performance and compensation review.

•  Participates with Chief Executive Officer in final review and approval of all individual MIP and long-term incentive awards to all eligible senior executives other than NEOs.

Chief Executive Officer

•  Reviews performance of all other NEOs with NGC Committee and makes recommendations with regard to their salaries, bonuses, and long-term incentive awards.

•  Participates with NGC Committee Chair in final review and approval of all individual MIP and long-term incentive awards to all eligible senior executives other than NEOs.

Compensation Consultant

•  Assists the NGC Committee in the review and oversight of all aspects of our executive compensation programs, particularly as they relate to the development and interpretation of peer group membership, compensation data, and the design and implementation of executive compensation programs in light of prevailing regulatory and market practices.

Chief Risk Officer

•  The adoption of any proposed employee incentive compensation plan requires the Chief Risk Officer (“CRO”) to first conduct a risk assessment of the proposed incentive compensation plan to ascertain any potential material risks that may be created by the proposed plan.

In establishing compensation levels, policies, and performance for 2017, the NGC Committee also considered the results of the annual “say-on-pay” advisory vote of stockholders, which received the approval of approximately 90 percent of the shares present in person or represented by proxy and entitled to vote on the matter at our 2017 annual meeting of stockholders.

Risk Assessment of Compensation Plans

The CRO coordinates the risk assessment and oversight of Sallie Mae’s incentive compensation plans with a cross-functional team of Sallie Mae’s senior officers from the human resources, audit, compliance, and legal departments. The CRO’s responsibilities include: oversight of the annual risk review and assessment of our incentive compensation plans to ensure our employees are not incented to take inappropriate risks that could impact our financial position and controls, reputation, and operations; and to develop policies and procedures to ensure our incentive compensation plans are designed to achieve their business goals within acceptable risk parameters. The CRO periodically reports to the NGC Committee on the controls and reviews of our incentive compensation plans.

The CRO presented his conclusions to the NGC Committee, and the NGC Committee agreed, that with respect to our 2017 management incentive and long-term incentive plans, the risks embedded in those plans were within our ability to effectively monitor and manage, and properly balance risk and reward, and were not likely to promote excessive risk-taking.

Compensation Consultant

The NGC Committee retains an independent compensation consultant to advise on relevant market practices and specific compensation programs. A representative of the compensation consultant attended meetings of the NGC Committee, as requested, and communicated with the Chair of the NGC Committee. Frederic W. Cook & Co., Inc. has served as our compensation consultant (the “Compensation Consultant”) since May 2015. Since its appointment, some of the services the Compensation Consultant has provided have included:

•	Assisting in developing a peer group of companies for benchmarking director and executive compensation;

•	Providing market-relevant information as to the composition of director and executive compensation;

•	Providing views on the reasonableness of amounts and forms of director and executive compensation;

•	Assisting the NGC Committee with incentive plan design decisions;
•	Providing guidance on regulatory changes; and

•	Reviewing drafts and commenting on the Compensation Discussion and Analysis and related compensation tables for the proxy statement.

From time to time, the NGC Committee considers the independence of the Compensation Consultant in light of SEC rules and NASDAQ listing standards. At this time, the NGC Committee has concluded there is no conflict of interest with regard to the Compensation Consultant.

Committee Interlocks and Insider Participation

All members of the NGC Committee are independent directors and no current member is or has been an employee of Sallie Mae. During 2017, none of our executive officers served on a compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on the NGC Committee.

Peer Group Analysis

The NGC Committee works with the Compensation Consultant to select a financial services peer group for purposes of identifying and considering comparative compensation data in determining the compensation of our Chief Executive Officer and other NEOs. No changes were made to the peer group in 2017. The peer group utilized for purposes of setting NEO compensation components is as follows:

Peer Group
Bank of the Ozarks Commerce Bancshares, Inc. Everbank Financial Corp. First Republic Bank/CA F.N.B. Corporation Hancock Holding Company IberiaBank Corporation MB Financial, Inc.	PacWest Bancorp Private Bancorp, Inc. Prosperity Bancshares, Inc. Signature Bank SVB Financial Group Texas Capital Bancshares, Inc. Webster Financial Corp. Western Alliance Bancorporation

The NGC Committee believes it is appropriate to continuously monitor relative compensation amounts with respect to the same peer group used by management and the Board of Directors for financial performance comparisons.

2017 Management Incentive Plan for Named Executive Officers (“2017 MIP”)

The 2017 MIP used Core Net Operating Income as the performance metric for establishing its funding pool. A combination of corporate metrics and individual performance goals were then used to guide the NGC Committee in its exercise of downward discretion for determining the final awards to the NEOs. For the NEOs, the corporate and individual performance components of their bonus targets were 80 percent and 20 percent, respectively.

For the corporate performance portion of the 2017 MIP, six corporate performance metrics were utilized. These metrics were derived from management’s 2017 objectives identified in our annual business plan. These metrics were:

•	Core Earnings Per Share;

•	Private Credit Loan Originations;

•	Operating Expenses;

•	Gross Private Education Loan Defaults as a Percentage of Average Loan Balances in Full Principal and Interest Repayment;

•	Customer Experience; and

•	Weighted Average Origination FICO.

To better align with the industry and ensure that we measure the ease with which customers engage with and receive service from us, “Customer Ease” was adopted as the measure of the Customer Experience metric in 2017. Customer Ease is calculated as the inverse of the following: Calls into Service and Sales Agents divided by (Calls + Online Servicing Logins + Mobile Logins + Online Application Visits).

Minimum, target, and maximum achievement levels were set for each performance metric and a weight assigned to each performance metric based on its relative importance to our overall operating plan. Unless otherwise limited by an employment agreement, our NEOs are each eligible to receive bonuses up to a stated maximum percentage of their base salary, which cannot exceed $5 million, assuming funding threshold is achieved.

Core Net Operating Income is defined as the sum of (a) Core Earnings attributable to the Company’s common stock, and (b) preferred stock dividends. For a description of how we calculate “Core Earnings” and for a reconciliation of “Core Earnings” to the nearest comparable Generally Accepted Accounting Principles (“GAAP”) measure, see Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Key Financial Measures—Core Earnings” in our 2017 Form 10-K. Operating Expenses are a GAAP measure.

2017 MIP Computation

In February 2017, the NGC Committee approved the bonus pool funding and the corporate performance goals for the 2017 MIP. In January 2018, the NGC Committee and the Lead Independent Director reviewed our relative achievement of the previously identified bonus pool funding and corporate performance goals and, after discussions with our Chief Executive Officer, determined that for the year ended December 31, 2017: (i) the bonus pool funding should be established at the maximum level based on the achievement of Core Net Operating Income of $294 million; and (ii) the weighted achievement of the 2017 MIP corporate performance goals was attained at a level of 104.3 percent of the targets set under the 2017 MIP. In January 2018, the NGC Committee certified the achievement of the 2017 MIP performance goals.

To determine final awards, the NGC Committee considered several factors, including the impact of the Tax Cuts and Jobs of 2017 (the “Tax Act”). The Tax Act was signed into law on December 22, 2017, and lowered federal corporate tax rates from 35 percent to 21 percent beginning in fiscal year 2018. Because the Tax Act was enacted during the fourth quarter of 2017, we were required to reflect the application of the lower tax rate in future years to our deferred tax assets, liabilities, and indemnification receivables, which negatively impacted GAAP Earnings Per Share and Core Earnings Per Share in 2017. The content, passage, and timing of the adoption of the Tax Act were unknown at the time the 2017 MIP targets were established. The NGC Committee recognized the passage of the Tax Act and its provisions as matters not within management’s control. The NGC Committee also recognized the reduced tax rates dictated by the Tax Act are in our long-term best interests as well as those of our shareholders, but that the required accounting treatment applicable to fiscal year 2017 by the passage of the Tax Act impacted the 2017 MIP score in unforeseen ways. Consequently, the Committee took these factors into account when exercising its negative discretion in determining final 2017 MIP scores.

Application of the 2017 MIP score, based on the corporate performance goals as originally approved in February 2017 resulted in the following outcomes:

Corporate Performance Goal	Min	Target	Max	Actual Performance	Award Factor	Weighting	Corporate Performance Score
Core Earnings Per Share	$0.626	$0.684	$0.742	$0.635	58%	35%	20.3%
Private Education Loan Originations	$4,650	$4,900	$5,150	$4,800	80%	25%	20.0%
Operating Expenses	$473	$442.5	$413	$449.1	89%	20%	17.8%
Gross Private Education Loan Defaults (as % of Average Loan Balances in Full Repayment)	1.65%	1.15%	0.65%	1.20%	95%	10%	9.5%
Customer Experience(1)	80%	90%	100%	91.8%	109%	5%	5.5%
Weighted Average 2017 Originations FICO Scores	735	745	755	747	102%	5%	5.1%

Total							78.1%

(1)	Based on Customer Ease as defined in the section above titled “2017 Management Incentive Plan for Named Executive Officers (“2017 MIP”)”.

The required accounting treatment in 2017 reflecting the passage of the Tax Act resulted in a Core Earnings Per Share of $0.635, resulting in a final 2017 MIP score level of 78.1 percent. Absent the impact of the Tax Act, Core Earnings Per Share for 2017 would have been $0.722. Core Earnings Per Share was the only metric impacted. The following table reflects the 2017 MIP score adjusted by excluding the impact of the Tax Act.

Corporate Performance Goal	Min	Target	Max	Actual Performance	Award Factor	Weighting	Corporate Performance Score
Core Earnings Per Share	$0.626	$0.684	$0.742	$0.722	133%	35%	46.8%
Private Education Loan Originations	$4,650	$4,900	$5,150	$4,800	80%	25%	20.0%
Operating Expenses	$473	$442.5	$413	$449.1	89%	20%	17.8%
Gross Private Education Loan Defaults (as % of Average Loan Balances in Full Repayment)	1.65%	1.15%	0.65%	1.20%	95%	10%	9.5%
Customer Experience(1)	80%	90%	100%	91.8%	109%	5%	5.5%
Weighted Average 2017 Originations FICO Scores	735	745	755	747	102%	5%	5.1%

Total							104.3%

(1)	Based on Customer Ease as defined in the section above titled “2017 Management Incentive Plan for Named Executive Officers (“2017 MIP”)”.

Applying the adjusted 2017 MIP score of 104.3 percent and the NGC Committee’s assessment of NEO individual achievements, the bonus payment to each NEO under the 2017 MIP and its components are set forth below.

Named Executive Officer	Target Bonus as a % of Base Salary	2017 Target Bonus $ Amount(1)	2017 Corporate Performance Bonus Component(1)	2017 Individual Performance Bonus Component(1)	2017 Total Actual Bonus
Raymond J. Quinlan	150%	$1,275,000	$1,063,860	$398,948	$1,462,808
Steven J. McGarry	150%	690,000	575,736	179,918	755,654
Charles P. Rocha	150%	690,000	575,736	179,918	755,654
Paul F. Thome	125%	500,000	417,200	140,805	558,005
Laurent C. Lutz	150%	787,500	657,090	164,273	821,363

(1)	For the NEOs, the corporate and individual performance components of their bonus targets were 80 percent and 20 percent, respectively.

The NGC Committee’s assessment of NEO individual achievement considered the following:

Raymond J. Quinlan:    Mr. Quinlan led the growth of our Company in 2017 as evidenced by customer experience innovations, continued improvements in our net interest margin, sound credit trends, increased operating efficiency, and an expanding market share. Under Mr. Quinlan ‘s leadership in 2017, our core earnings per diluted share grew by 35 percent, driven by a 22-percent increase in our private education loan portfolio, compared to the year-ago period, after adjusting for the effects of the Tax Act. Through his strategic vision, Mr. Quinlan also led our investment in service upgrades, technological efficiencies, and diversification of our product offerings, all of which will strengthen our franchise for the future.

Steven J. McGarry:    Mr. McGarry and his team coordinated our successful plans in 2017 to grow core deposits by 20 percent and health savings accounts balances by 25 percent. He executed the redemption of $165 million of high-cost preferred stock adding 1.5 cents to EPS in 2017, and each year thereafter. He also made significant improvements and led the discussions with our regulators to more accurately define our Troubled Debt Restructurings and Adversely Classified Items.

Charles P. Rocha:    For the fourth year in a row, Mr. Rocha led marketing efforts that resulted in increased private student loan originations and improved market share. Mr. Rocha oversaw his team’s support of our deposit franchise, which finished the year $650 million greater than it started, a key component of keeping our funding base strength. The Company also conducted another successful Bridging the Dream Scholarship program, with employees participating in activities to raise nearly $60,000 for scholarships as part of our mission to help families save, plan, and pay for college.

Paul F. Thome:    Mr. Thome led our physical facility expansion in 2017, achieved on schedule and within budget. This was a major accomplishment for our institution, which is now over 100 percent larger than it was three years ago. Serving as a lead executive for our consumer deposit funding franchise, he further led the enhancement of that function in 2017 by the acquisition of SmartyPig deposit accounts. In 2017, as the President of our Sallie Mae Bank subsidiary, Mr. Thome also served in a key capacity as (i) the Federal Deposit Insurance Corporation lifted its Consent Order, (ii) we completed our second successful Dodd-Frank Act Stress Test, (iii) Sallie Mae Bank exceeded all regulatory standards for well-capitalized banks, (iv) Sallie Mae Bank and its prudential regulators agreed upon lower regulatory-based capital requirements, and (v) Sallie Mae Bank achieved an outstanding Community Reinvestment Act rating.

Laurent C. Lutz:    In 2017, Mr. Lutz provided management leadership and made significant contributions with regard to winding down remaining post-separation activities from our 2014 separation from Navient, the completion and continued testing of our cyber-incident response program, and successful completion of the extensive, ongoing succession planning and mentoring of our Legal and Government Relations team begun in connection with the 2014 separation so as to fully develop necessary expertise and coordinate operation of our post-separation legal, corporate secretarial and government relations functions and provide strong future leadership in those areas.

2017 NEO Long-Term Incentive Program

For 2017, the NGC Committee utilized a combination of (i) 80 percent RSUs vesting in one-third increments over each anniversary of the grant date, and (ii) 20 percent PSUs vesting in 2020 upon certification by the NGC Committee as to satisfaction of the performance factor.

Performance Stock Units (“PSUs”) for NEO Long-Term Incentive Awards

•  For Messrs. Quinlan, McGarry, Rocha, and Thome, we granted PSUs that:

•  vest between 0 percent to 150 percent based on the level of cumulative charge-offs from 2017-2019 on the fourth-quarter 2016 cohort of Private Education Loans entering full principal interest repayment during the fourth quarter of 2016; and

•  require the NGC Committee to approve the determination of actual performance relative to pre-established targets.

•  Mr. Lutz was not eligible to receive an LTIP award in 2017 pursuant to the terms of his employment agreement.

We believe that emphasis on maintaining the credit quality of our Private Education Loans over the next three years is of critical importance to the Company. To measure our success, we have selected cumulative charge-offs against our fourth-quarter 2016 full principal and interest repayment cohort as the relevant PSU credit quality metrics.

The table below sets forth the value of LTIP awards granted in 2017:

Named Executive Officer	2017 LTIP RSUs ($)	2017 LTIP PSUs(1) ($)	2017 LTIP Total ($)
Raymond J. Quinlan	2,700,000	675,000	3,375,000
Steven J. McGarry	480,000	120,000	600,000
Charles P. Rocha	480,000	120,000	600,000
Paul F. Thome	360,000	90,000	450,000
Laurent C. Lutz(2)	—	—	—

(1)

PSUs granted in 2017 to NEOs are disclosed in this column at the target level. PSUs will vest between 0 percent-150 percent based on the level of cumulative charge-offs from 2017—2019 on the fourth quarter 2016 cohort of Private Education Loans entering full principal and interest repayment.

(2)	Pursuant to the terms of his employment agreement, Mr. Lutz was ineligible to receive an LTIP award in 2017.

Changes to the NEO Long-Term Incentive Program for 2018

In 2018, we further increased the portion of the LTIP award that our NEOs will receive in the form of PSUs. In 2018, the NGC Committee will utilize a combination of 75 percent RSUs and 25 percent PSUs.

Other Arrangements, Policies and Practices Related to Executive Compensation Programs

Share Ownership Guidelines

As of December 31, 2017, the guidelines for beneficial ownership of our Common Stock, which are expected to be achieved over a five-year period from date of hire or appointment, were as follows:

•	Chief Executive Officer—lesser of 1 million shares or $5 million in value;
•	Executive Vice President—lesser of 200,000 shares or $1 million in value; and

•	Senior Vice President—lesser of 70,000 shares or $350,000 in value.

The guidelines encourage continued beneficial ownership of a significant amount of our Common Stock acquired through equity awards and help align the interests of senior executives with the interests of our stockholders. Executives generally must hold all Common Stock acquired through equity grants until the applicable thresholds are met, and an executive will not be eligible to receive further equity grants for the year if he or she sells the stock and such sale would result in a decrease below the established thresholds.

All current NEOs were in compliance with the share ownership guidelines as of December 31, 2017 or are expected to achieve compliance within the applicable five-year period.

Hedging Prohibition

We prohibit directors and senior management from selling Common Stock short, buying or selling call or put options or other derivatives, or entering into other transactions that have the effect of hedging the economic value of any of their beneficial ownership of our shares.

Clawback

Equity awards made to executives, including our NEOs, under the 2012 Plan (as defined below) currently contain clawback provisions in the event of a material misstatement of our financial results and certain other events.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Exchange Act requires Sallie Mae’s executive officers and directors, as well as persons who beneficially own more than 10 percent of the Common Stock, to file reports on their holdings of and transactions in our Common Stock. Based solely on a review of the copies of such forms in our possession and on written representations from reporting persons, we believe that during the fiscal year 2017 all required reports were filed in a timely manner.

Tax Information: Section 162(m) of the Internal Revenue Code: Tax Deductibility of Compensation over $1 million

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) can potentially disallow a federal income tax deduction for compensation over $1 million paid to the Chief Executive Officer and the three other highest paid

NEOs (excluding the Chief Financial Officer) who were serving as of the last day of our fiscal year. One exception to Section 162(m)’s disallowance of a U.S. federal income tax deduction for compensation over $1 million applies to “performance-based compensation” paid pursuant to stockholder-approved plans. Although much of the compensation opportunity in our executive compensation program historically has been performance-based and generally deductible for U.S. federal income tax purposes, the NGC Committee retains the flexibility to award compensation to the NEOs that is not deductible for U.S. federal income tax purposes. The exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

Nominations, Governance and Compensation Committee—Delegation of Authority

Pursuant to the 2012 Omnibus Incentive Plan (the “2012 Plan”), the NGC Committee has delegated limited authority to a subcommittee consisting of our Chairman and Chief Executive Officer and the Chair of the NGC Committee to approve bonuses, including RSUs, paid under the 2017 MIP to non-NEO employees. The NGC Committee has also delegated limited authority to our Chairman and Chief Executive Officer to make grants to new hires who are not subject to Section 16(b) of the Exchange Act. Neither subcommittee is permitted to grant awards to our NEOs or persons subject to Section 16(b) of the Exchange Act.

SUMMARY COMPENSATION TABLE

The table below summarizes compensation paid or awarded to or earned by each of the NEOs for the fiscal years ended December 31, 2017, December 31, 2016 and December 31, 2015.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(5)	Total ($)

Raymond J. Quinlan	2017	834,615	—	3,740,675	—	1,097,106	—	82,131	5,754,527
Chairman and Chief Executive Officer	2016	750,000	—	3,740,673	—	1,097,044	—	148,250	5,735,967
	2015	750,000	—	3,677,494	—	677,500	—	48,250	5,153,244

Steven J. McGarry	2017	450,771	—	788,899	—	566,740	—	40,558	1,846,968
Executive Vice President and Chief Financial Officer	2016	400,000	—	684,669	—	554,063	—	41,075	1,679,807
	2015	400,000	—	812,492	—	332,500	—	30,894	1,575,886

Charles P. Rocha	2017	450,771	—	599,993	—	566,740	—	36,108	1,653,612
Executive Vice President and Chief Marketing Officer	2016 2015	400,000 400,000	— —	659,673 707,493	— —	554,063 332,500	— —	36,625 38,250	1,650,361 1,478,243

Paul F. Thome(4)	2017	400,000	—	589,487	—	418,504	—	37,304	1,445,295
Executive Vice President and Chief Administration Officer	2016	392,308	—	522,739	—	443,250	—	88,539	1,446,836

Laurent C. Lutz	2017	525,000	—	205,337	—	616,022	—	15,426	1,361,785
Executive Vice President and General Counsel	2016 2015	525,000 525,000	— —	— —	— —	— —	— —	15,110 23,192	540,110 548,192

(1)

Consists of (i) the portions of the MIP awards that were deferred in the form of vested RSUs with respect to performance for 2017, 2016 and 2015; (ii) the PSUs granted to NEOs under the 2012 Plan in 2017 and 2016; (iii) the NEOs’ 2017, 2016 and 2015 long-term incentive awards of RSUs; and (iv) in Mr. Quinlan’s case, the RSUs granted pursuant to his offer letter. The vested RSU portions of the MIP awards carry transfer restrictions that lapse in equal increments over the next three years following the grant date. The amounts shown are the grant date fair values of the RSUs granted during 2017, 2016 and 2015 and in each case are computed in accordance with the Financial Accounting Standards Board’s (FASB) Accounting Standards Codification (ASC) Topic 718. Additional details on accounting for stock-based compensation can be found in “Note 2—Significant Accounting Policies” and “Note 14—Stock-Based Compensation Plans and Arrangements” to the audited consolidated financial statements included in the Company’s 2017 Form 10-K. In general, equity awards held by the NEOs at the time of the Spin-Off have been adjusted, depending on the date of the original grant, either by increasing the number of shares of Sallie Mae Common Stock covered by the award or by issuing a corresponding, additional Navient equity award, in each case in an effort to preserve the value of the original equity awards.

(2)

Represents the cash portions of the MIP awards paid to the NEOs with respect to performance in 2017, 2016 and 2015. For 2017 and 2016, all MIP awards for the NEOs were paid 75 percent in cash and 25 percent in vested RSUs. For 2015, Messrs. Quinlan, McGarry, and Rocha’s MIP awards were paid 50 percent in cash and 50 percent in vested RSUs. The grant date fair values of the RSU portions of the annual incentive awards that were granted in January of 2017 and February of 2016 and 2015 are reflected in the Stock Awards column.

(3)

The Company terminated its tax-qualified pension plan and non-qualified supplemental pension plan in 2011. The Company does not pay any above-market earnings on non-qualified deferred compensation plans.

(4)	Mr. Thome was not an NEO in the fiscal year ended December 31, 2015. Accordingly, no information is displayed for 2015.

(5)	For 2017, the components of “All Other Compensation” are as follows:

Name	Employer Contributions to Defined Contribution Plans ($)(a)	Severance ($)	Relocation Allowance ($)	Perquisites ($)	Executive Physical ($)	Total ($)

Raymond J. Quinlan(b)	32,131	—	—	50,000	—	82,131

Steve J. McGarry	36,108	—	—	—	4,450	40,558

Charles P. Rocha	36,108	—	—	—	—	36,108

Paul F. Thome	37,304	—	—	—	—	37,304

Laurent C. Lutz	13,200	—	—	—	2,226	15,426

(a)

Amounts credited to the Company’s tax-qualified and non-qualified defined contribution plans. The combination of both plans provides participants with an employer contribution of up to five percent of the sum of base salary plus annual performance bonus up to $770,000 of total eligible plan compensation. For information regarding amounts credited in respect of non-qualified defined contribution plans, see “Non-Qualified Deferred Compensation for Fiscal Year 2017—Supplemental 401(k) Savings Plan on page 43.

(b)	The Sallie Mae Fund, an affiliate of the Company, made a charitable donation at the request of Mr. Quinlan in the amount of $50,000.

2017 GRANTS OF PLAN-BASED AWARDS TABLE

The following table provides information regarding all plan-based awards attributable to 2017 performance, including all annual performance bonuses under the 2017 MIP (which were determined and paid in early 2018), and three-year, time-vesting RSU awards and PSUs vesting based upon cumulative charge-offs of our fourth-quarter 2016 full principal and interest repayment cohort over a three-year performance period, granted February 27, 2017 with respect to the 2017 LTIP awards. The awards listed in this table were granted under the 2012 Plan and are described in more detail under “Compensation Discussion and Analysis.”

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/ Share)	Grant Date Fair Value of Stock and Option Awards ($)(2)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Raymond J. Quinlan	2017 LTIP 2017 PSU	— —	— —	— —	— 0	— 57,251	— 85,877	229,007 —	— —	— —	2,699,993 674,989
	2017 MIP(1)	0	997,369	1,097,106	—	—	—	31,471	—	—	365,693

Steven J. McGarry	2017 LTIP 2017 PSU	— —	— —	— —	— 0	— 10,178	— 15,267	40,712 —	— —	— —	479,994 119,999
	2017 MIP(1)	0	539,753	566,740	—	—	—	16,257	—	—	188,906

Charles P. Rocha	2017 LTIP	—	—	—	—	—	—	40,712	—	—	479,994
	2017 PSU	—	—	—	0	10,178	15,267	—	—	—	119,999
	2017 MIP(1)	—	539,753	566,740	—	—	—	—	—	—	—

Paul F. Thome	2017 LTIP	—	—	—	—	—	—	30,534	—	—	359,996
	2017 PSU	—	—	—	0	7,633	11,450	—	—	—	89,993
	2017 MIP(1)	0	391,125	418,504	—	—	—	12,005	—	—	139,498

Laurent C. Lutz	2017 LTIP 2017 PSU	— —	— —	— —	— —	— —	— —	— —	— —	— —	— —
	2017 MIP(1)	0	616,022	616,022	—	—	—	17,671	—	—	205,337

(1)

For Messrs. Quinlan, McGarry, Thome, and Lutz, this row represents the actual payouts for each NEO under the 2017 MIP awards granted on January 26, 2018 and partially paid in cash and partially deferred in the form of fully vested RSUs with transfer restrictions incrementally lapsing over three years. The “Target” set forth in the “Estimated Future Payouts under Non-Equity Incentive Plan Awards” constitutes that portion of each NEO’s target bonus potentially payable in cash. The “Maximum” amounts shown in the “Estimated Future Payouts under Non-Equity Incentive Plan Awards” column represent the portions of the 2017 MIP that was paid in cash to each of the NEOs. The number of shares shown in the “All Other Stock Awards: Number of Shares of Stock or Units” column represents the portions of the 2017 MIP deferred in the form of previously described, fully-vested RSUs. For additional information regarding the computation and determination of cash and RSU portions of these awards, see footnote 2 to the Summary Compensation Table. All of Mr. Rocha’s 2017 MIP award was paid in cash.

All determinations under the 2017 MIP and all associated payments, have been made prior to the distribution of this proxy statement. While the NGC Committee certifies the funding, corporate and individual performance levels, it also retains and applies discretion, particularly as to the individual performance levels. Consequently, the sum of the dollar amounts contained in the 2017 MIP row under “Estimated Future Payouts under Non-Equity Incentive Plan Awards” and “Grant Date Fair Value of Stock and Options Awards” constitute the final, total dollar amount of the 2017 MIP awards.

(2)

The grant date fair value of the RSU awards is determined by multiplying the original number of RSUs granted by the closing price of the Company’s Common Stock on the grant date. The Company did not issue fractional RSUs to account for the number between the grant date fair value and the amount approved by the NGC Committee. No discounts have been applied to reflect the delayed vesting of these awards.

OUTSTANDING EQUITY AWARDS AT 2017 FISCAL YEAR-END TABLE

The table below sets forth information regarding Company options and stock awards of the NEOs that were outstanding as of December 31, 2017.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
Raymond J. Quinlan		—	—	—	—	808,044	9,130,897
Steven J. McGarry	01/27/2011	30,000	—	5.2430	1/27/2021
	02/07/2013	44,755	—	6.4228	2/7/2018
		—	—	—	—	129,445	1,462,729
Charles P. Rocha	09/28/2009	46,500	—	3.1558	9/28/2019
	01/27/2011	35,000	—	5.2430	1/27/2021
	02/07/2013	42,572	—	6.4228	2/7/2018
		—	—	—	—	122,660	1,386,058
Paul F. Thome	01/27/2011	30,000	—	5.2430	1/27/2021
	02/07/2013	39,297	—	6.4228	2/7/2018
		—	—	—	—	92,882	1,049,567
Laurent C. Lutz	01/05/2011	200,000	—	4.5939	1/5/2021	—	—

(1)

Options granted in 2009 to Mr. Rocha were fully vested as of September 28, 2012. Options granted in 2011 to Messrs. McGarry, Rocha, and Thome were fully vested as of January 27, 2014. Options granted in 2011 to Mr. Lutz were fully vested as of January 5, 2014. Options granted in 2013 to Messrs. McGarry, Rocha, and Thome were fully vested as of February 7, 2016.

(2)	The vesting dates of the NEOs’ unvested RSU awards that were outstanding as of December 31, 2017 are:

Name	Grant Date	# of RSUs Underlying Award	# of RSUs Vesting - Vesting Date 2018	# of RSUs Vesting - Vesting Date 2019	# of RSUs Vesting - Vesting Date 2020
Raymond J. Quinlan	02/10/2015	105,820	105,820 - 2/10	—	—
	02/26/2016	302,521	151,261 - 2/26	151,260 - 2/26	—
	01/27/2017	229,007	76,335 - 1/27	76,336 - 1/27	76,336 - 1/27
Steven J. McGarry	02/10/2015	16,931	16,931 - 2/10	—	—
	02/26/2016	44,818	22,409 - 2/26	22,409 - 2/26	—
	01/27/2017	40,712	13,570 - 1/27	13,571 - 1/27	13,571 - 1/27
Charles P. Rocha	02/10/2015	13,227	13,227 - 2/10	—	—
	02/26/2016	42,577	21,289 - 2/26	21,288 - 2/26	—
	01/27/2017	40,712	13,570 - 1/27	13,571 - 1/27	13,571 - 1/27
Paul F. Thome	02/10/2015	12,698	12,698 - 2/10	—	—
	02/26/2016	42,017	21,009 - 2/26	21,008 - 2/26	—
	01/27/2017	30,534	10,178 - 1/27	10,178 - 1/27	10,178 - 1/27
Laurent C. Lutz	—	—	—	—	—

(3)	The vesting dates of the NEOs’ unvested PSU awards that were outstanding as of December 31, 2017 contingent upon the achievement of the performance goals at target are:

Name	Grant Date	# of Performance Underlying Award	# of PSUs Vesting - Vesting Date 2019	# of PSUs Vesting - Vesting Date 2020
Raymond J. Quinlan	02/26/2016	113,445	113,445 - 2/26	—
	01/27/2017	57,251	—	57,251 - 1/27
Steven J. McGarry	02/26/2016	16,806	16,806 - 2/26	—
	01/27/2017	10,178	—	10,178 - 1/27
Charles P. Rocha	02/26/2016	15,966	15,966 - 2/26	—
	01/27/2017	10,178	—	10,178 - 1/27
Paul F. Thome(5)	01/27/2017	7,633	—	7,633 - 1/27
Laurent C. Lutz	—	—	—	—

(4)	Market value of shares or units is calculated based on the closing price of the Company’s Common Stock on December 29, 2017 of $11.30.

(5)

Mr. Thome’s appointment as an Executive Officer occurred after the 2016 grant resulting in his award consisting of 100% RSUs that vest in one-third increments over a three-year period. For 2017, all eligible NEOs received LTIP awards that consisted of 80% RSUs and 20% PSUs.

OPTION EXERCISES AND STOCK VESTED IN 2017

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Raymond J. Quinlan	—	—	381,090	4,624,128
Steven J. McGarry	30,272	172,118	73,941	892,168
Charles P. Rocha	—	—	50,824	618,875
Paul F. Thome	25,363	157,395	58,960	710,950
Laurent C. Lutz	181,459	959,410	710,316	8,269,276

(1)

Includes vested RSUs received as a portion of the 2017 MIP award in January 2018 for 2017 performance for all NEOs except Mr. Rocha due to his death on January 17, 2018. These vested RSUs carry transfer restrictions detailed in the Summary Compensation Table footnotes of this proxy statement. Amounts shown include the accrued dividend equivalents on RSU grants.

(2)	The value realized on vesting is the number of shares vested multiplied by the closing market price of the Company’s Common Stock on the vesting date.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information as of December 31, 2017, relating to equity compensation plans or arrangements pursuant to which options, restricted stock, RSUs, PSUs, stock units, or other rights to acquire shares may be granted from time to time.

Name	Number of securities to be issued upon exercise of outstanding options and rights(1)	Weighted average exercise price of outstanding options and rights	Average remaining life (years) of options outstanding	Number of securities remaining available for future issuance under equity compensation plans	Types of awards issuable(2)
Equity compensation plans approved by security holders:					NQ, ISO, PSU, SAR, RES, RSU, ST
SLM Corporation 2012 Omnibus Incentive Plan
Traditional options	—	—	—
Net-settled options	386,314	$6.48	0.1
RSUs/RES/PSUs	6,026,393	—	—

Total	6,412,707	$6.48	0.1	22,716,088

Employee Stock Purchase Plan(3)	—	—	—	14,879,126	NQ, RES

Expired Plans					NQ, ISO, RES, RSU, SU
Traditional options	52,800	7.99	0.4
Net-settled options	1,943,832	5.03	1.4
RSUs/PSUs	—	—

Total	1,996,632	5.07	1.4	—

Total approved by security holders	8,409,339	5.36	1.2	37,595,214

Equity compensation plans not approved by security holders:
Compensation arrangements	—	—	—	—

Total not approved by security holders	—	—	—	—

Total	8,409,339	$11.34	1.2	37,595,214

(1)

Upon exercise of a net-settled option, optionees are entitled to receive the spread shares only. The spread shares equal the gross number of options granted less shares withheld to cover the option exercise cost. Accordingly, this column reflects the net-settled option spread shares issuable at December 31, 2017, where provided. Net-settled shares that are underwater are excluded from this table because their issuance would have an anti-dilutive effect.

(2)

NQ (Non-Qualified Stock Option), ISO (Incentive Stock Option), PSU (Performance Stock Unit), SAR (Stock Appreciation Rights), RES (Restricted/Performance Stock), RSU (Restricted Stock Unit), ST (Stock Awards), SU (Stock Units).

(3)	Number of shares available for issuance under the Employee Stock Purchase Plan (ESPP) as of December 31, 2017. The ESPP was amended and restated on June 25, 2014, and amended on June 25, 2015.

NON-QUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR 2017

Deferred Compensation Plan for Key Employees

The table below provides information about the non-qualified deferred compensation of the NEOs in 2017. Under the Sallie Mae Deferred Compensation Plan for Key Employees (“DC Plan”), eligible employees may elect to defer up to 100 percent of their annual cash performance bonus and up to 85 percent of their base salary. Amounts deferred by plan participants are credited to record-keeping accounts, and participants are general creditors of the Company with regard to their accounts.

We make contributions to the DC Plan only if, and to the extent, a participant’s deferral under this plan reduces the contribution that would have been made under our tax-qualified defined contribution plan. No such contributions were made for any NEO for 2017. Participants’ accounts are credited with earnings based on the investment performance of underlying investment funds, as selected by participants. Our stock is one of the available investment options under the DC Plan. Earnings credited do not constitute “above-market” earnings as defined by the SEC. Earnings are credited daily.

Participants elect the time and form of payment of their accounts. Accounts may be distributed either in a lump sum, annual installments, or a formula acceptable to us. Accounts may also be paid while a participant is “in service” on a pre-specified date, provided that the distribution date is at least two years after the date of the last deferral.

Supplemental 401(k) Savings Plan

Under the Sallie Mae Supplemental 401(k) Savings Plan (“Supplemental 401(k)”), eligible employees may elect to defer five percent of their base salary and annual bonus or up to $770,000 of total eligible pay.

We may also make matching contributions to a participant’s account. We will match a participant’s contribution after the participant completes 12 months of service. Participants are fully vested in our matching contributions at all times. Participants may elect to have their plan accounts deemed invested in the core investment funds offered under our tax-qualified 401(k) plan, and earnings are credited to participants’ Supplemental 401(k) accounts when such amounts would have been credited under our tax-qualified 401(k) plan. Earnings credited to the participants’ accounts do not constitute “above-market” earnings as defined by the SEC.

Participants elect the time and form of payment of their accounts. Accounts are paid in cash in a lump sum or by annual installments over 10 years. A participant may request an early distribution if the participant experiences a substantial, unforeseen financial hardship (as defined in the plan).

Name	Plan Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY(1) ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Raymond J. Quinlan	Supplemental 401(k)	25,000	25,000	22,458	—	130,957
Steven J. McGarry	DC Plan Supplemental 401(k)	25,000	25,000	3,395 45,077	— —	22,908 268,622
Charles P. Rocha	Supplemental 401(k)	25,000	25,000	30,887	—	223,045
Paul F. Thome	Supplemental 401(k)	25,000	25,000	21,522	—	346,038
Laurent C. Lutz	—	—	—	—	—	—

(1)	Registrant Contributions listed here are included under the heading “Employer Contributions to Defined Contribution Plans” in Footnote 5 to the Summary Compensation Table.

ARRANGEMENTS WITH NAMED EXECUTIVE OFFICERS

Executive Severance Plan

Under our Executive Severance Plan for Senior Officers (the “Severance Plan”), eligible officers who do not have an individually negotiated severance arrangement will receive a lump sum cash payment equal to: (1) a multiple of base salary and an average of the last 24 months of bonus compensation; plus (2) pro-rated target bonus for the year of termination, upon the following events: (a) resignation from employment for good reason (as defined in the plan); (b) our decision to terminate an eligible officer’s employment for any reason other than for cause (as defined in the plan); (c) death or disability; or (d) upon mutual agreement of the Company and the eligible officer. The multiplier for each eligible officer position is as follows: Chief Executive Officer (x 2.0); Higher than Executive Vice President (x 1.5); Executive or Senior Vice President (x 1.0). Under the Severance Plan, in no event will a severance payment exceed a multiple of three times an officer’s base and incentive bonus.

In addition to the cash severance payment, eligible officers will receive subsidized medical benefits and outplacement services for 18 months (24 months for the Chief Executive Officer). Treatment of equity upon severance is governed by the terms of the applicable equity agreement and not the Severance Plan. All payments and benefits provided under the Severance Plan are conditioned on the participant’s continuing compliance with the terms of the Severance Plan and the participant’s execution of a release of claims, covenant not to sue, and non-competition and non-solicitation agreements.

Change in Control Severance Plan

Under the Company’s Change in Control Severance Plan for Senior Officers (the “Change in Control Severance Plan”), if a termination of employment for reasons defined in the plan occurs within 24 months following a change in control of the Company, the participant is entitled to receive a lump sum cash payment equal to two times the sum of his or her base salary and average annual performance bonus (based on the prior two years). A participant will also be entitled to receive a pro-rated portion of his or her target annual performance bonus for the year in which the termination occurs, as well as continuation of medical insurance benefits for a two-year period. Under the Change in Control Severance Plan, equity awards made before January 1, 2009 vest upon a change in control pursuant to their terms, regardless of whether the participant’s employment terminates, and equity awards granted after January 1, 2009 become vested and non-forfeitable in connection with a change in control only if the participant’s employment is terminated or if the acquiring or surviving entity does not assume the awards. The Change in Control Severance Plan does not allow for gross-ups. All payments and benefits provided under the Change in Control Severance Plan are conditioned on the participant’s continuing compliance with the Change in Control Severance Plan and the participant’s execution of a release of claims, covenant not to sue, and non-competition and non-solicitation agreements.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The table below reflects the amount of compensation that would have been payable to Messrs. Quinlan, McGarry, Rocha, Thome, and Lutz on December 31, 2017, if such individual’s employment had terminated on that date, given the individual’s compensation and service levels as of December 31, 2017. The values reported in the table below with respect to equity vesting are based on the Company’s closing stock price on December 29, 2017 of $11.30 per share.

The following severance arrangements were effective for Messrs. Quinlan, McGarry, Rocha, Thome, and Lutz on December 31, 2017: (i) the Severance Plan, (ii) the Change in Control Severance Plan, and (iii) equity acceleration and settlement provisions contained in awards issued pursuant to the 2012 Plan and predecessor equity plans.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

	Change in Control without Termination(1) ($)	Change in Control with Termination without Cause or for Good Reason(2) ($)	Termination by the Company without Cause or by the Executive for Good Reason(3) ($)	Termination by the Company with Cause(4) ($)	Termination by the Executive upon Retirement(5) ($)	Termination by Death or Disability(6) ($)
Raymond J. Quinlan
Equity Vesting	—	10,568,065	10,568,065	—	—	10,568,065
Cash Severance	—	5,900,615	4,625,533	—	—	4,625,533
Medical Insurance/Outplacement	—	19,525	34,525	—	—	34,525
Total	—	16,488,205	15,228,122	—	—	15,228,122
Steven J. McGarry
Equity Vesting	—	2,555,215	2,555,215	—	2,555,215	2,555,215
Cash Severance	—	3,121,307	1,207,702	—	—	1,207,702
Medical Insurance/Outplacement	—	27,478	35,609	—	—	35,609
Total	—	5,704,000	3,798,026	—	2,555,215	3,798,026
Charles P. Rocha(7)
Equity Vesting	—	2,844,921	2,844,921	—	—	2,844,921
Cash Severance	—	2,743,480	1,112,745	—	—	1,112,745
Medical Insurance/Outplacement	—	27,478	35,609	—	—	35,609
Total	—	5,615,879	3,993,275	—	—	3,993,275
Paul F. Thome
Equity Vesting	—	1,821,916	1,821,916	—	1,821,916	1,821,916
Cash Severance	—	2,416,010	974,503	—	—	974,503
Medical Insurance/Outplacement	—	21,553	31,165	—	—	31,165
Total	—	4,259,479	2,827,584	—	1,821,916	2,827,584
Laurent C. Lutz
Equity Vesting	—	1,397,155	1,397,155	—	—	1,397,155
Cash Severance	—	3,480,225	935,681	—	—	935,681
Medical Insurance/Outplacement	—	27,636	35,727	—	—	35,727
Total	—	4,905,016	2,368,563	—	—	2,368,563

(1)	For Equity Vesting—Assumes all equity awards are assumed by the surviving/acquiring company in a change in control.

(2)

For Equity Vesting—Amounts shown are the value of RSU awards (including all dividend equivalents) plus the spread value of net stock options that would vest for each individual on December 29, 2017, based on the closing market price of the Company’s Common Stock on that date of $11.30. Assumes RSUs and stock options are not assumed in a change of control. For medical Insurance/Outplacement—Consists of the Company’s estimated portion of the cost of health care benefits for 24 months.

(3)

For Equity Vesting—Upon termination, these awards generally continue to vest based on their original vesting terms. For Medical Insurance/Outplacement—Consists of the Company’s estimated portion of the cost of health care benefits for 18 months (24 months in Mr. Quinlan’s case), plus $15,000 of outplacement services.

(4)	For Equity Vesting—Vested and unvested equity awards forfeit upon a termination for cause (as defined in the plan).

(5)

For Equity Vesting—Retirement eligibility for equity treatment awards granted prior to 2013 is age 60 or more, or age plus service with the Company or its subsidiaries of 70 or more. For awards granted in 2013 through 2016, retirement eligibility requires five years or more of service, as defined by policy, to the Company, and either has reached the age of 65 or more, or age plus service with the Company or its subsidiaries of 75 or more. Beginning with awards granted in 2017, employees are considered retirement eligible at age 55 or more, with 70 or more years of combined age and years of service with the Company or its subsidiaries. Upon eligible retirement, these awards generally continue to vest based on their original terms. On December 31, 2017, Mr. McGarry and Mr. Thome were retirement eligible.

(6)

For Equity Vesting—Unvested equity awards accelerate upon termination by death or disability (as defined in the plan). Amounts shown are the value of RSU awards plus the spread value of net stock options that would vest for each individual on December 29, 2017, based on the closing market price of the Company’s Common Stock on that date of $11.30.

(7)

Mr. Rocha died on January 17, 2018; therefore, any post-employment compensation described above for Mr. Rocha is for illustrative purposes only. Following his death, Mr. Rocha’s estate received a lump sum severance payment of $2,051,613.38 and will receive monthly cash payments for 36 months equal to the difference between the COBRA premium and the premium charged to active employees for such coverage, to the extent his family members elect to participate in COBRA.

2017 PAY RATIO DISCLOSURE

Pay Ratio

In accordance with the requirements of Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K (which we collectively refer to as the “Pay Ratio Rule”), we are providing the following estimated information for 2017:

•	the median of the annual total compensation of all our employees (except our Chief Executive Officer) was $71,245;

•	the annual total compensation of our Chief Executive Officer was $5,754,527; and

•	the ratio of these two amounts was 81 to 1. We believe that this ratio is a reasonable estimate calculated in a manner consistent with the requirements of the Pay Ratio Rule.

SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.

Methodology for Identifying Our “Median Employee”

Employee Population

To identify the median of the annual total compensation of all of our employees (other than our Chief Executive Officer), we first identified our total employee population from which we determined our “median employee.” We determined that, as of December 31, 2017, our employee population consisted of approximately 1,500 individuals (as reported in Item 1, Business, in our 2017 Form 10-K). Our employee population consisted of our workforce of full-time, part-time, seasonal and temporary employees.

We selected December 31, 2017, which is within the last three months of 2017, as the date upon which we would identify the “median employee” because we wanted to measure the median employee’s compensation on the same date the CEO’s pay is calculated.

Determining our Median Employee

To identify our “median employee” from our total employee population, we compared the amount of base pay and bonus (base pay included all wages paid during the year, plus any equivalent paid time off, including but not limited to leave pay, military pay, volunteer pay and holiday pay, and the bonus calculation included any performance- based incentive payment). We identified our “median employee” using this compensation measure, which was consistently applied to all our employees included in the calculation. We did not make any cost-of-living adjustments in identifying our “median employee.”

Our Median Employee

Using the methodologies described above, we determined that our “median employee” was a full-time, salaried employee located in the United States who provides support in our operations business.

Determination of Annual Total Compensation of our “Median Employee” and our CEO

Once we identified our “median employee,” we then calculated such employee’s annual total compensation for 2017 using the same methodology we used for purposes of determining the annual total compensation of our NEOs for 2017 (as set forth in the 2017 Summary Compensation Table on page 38 of this Proxy Statement), adjusted to include the cost to the Company in 2017 of specified employee benefits that are provided on a non-discriminatory basis, including employee assistance benefits (including tuition reimbursements and participation in a medical and wellness assistance program).

Our CEO’s annual total compensation for 2017 for purposes of the Pay Ratio Rule is equal to the amount reported in the “Total” column in the 2017 Summary Compensation Table, adjusted, to the extent applicable, in a similar manner as the annual total compensation of our “median employee.”

DIRECTOR COMPENSATION

Our directors’ compensation program is designed to reasonably compensate our non-employee directors for work required for a company of our size and to align the directors’ interests with that of our stockholders. The NGC Committee reviews the compensation level of our non-employee directors on an annual basis and makes recommendations to the Board of Directors.

2017 DIRECTOR COMPENSATION TABLE

The following table provides summary information for the year ended December 31, 2017, relating to compensation paid to or accrued by us on behalf of our non-employee directors who served in this capacity during 2017.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total($)

Paul G. Child	115,000	79,997	—	39	195,036

Carter Warren Franke	90,000	79,997	—	39	170,036

Earl A. Goode	90,000	79,997	—	20	170,017

Ronald F. Hunt(5)	45,000	—	—	13	45,013

Marianne M. Keler	100,000	79,997	—	39	180,036

Jim Matheson	90,000	79,997	—	39	170,036

Jed H. Pitcher	105,000	79,997	—	20	185,017

Frank C. Puleo	100,000	79,997	—	25	180,022

Vivian C. Schneck-Last	90,000	79,997	—	39	170,036

William N. Shiebler	100,000	79,997	—	20	180,017

Robert S. Strong	90,000	79,997	—	39	170,036

Kirsten O. Wolberg	90,000	79,997	—	39	170,036

(1)	Director fees are paid quarterly in arrears.

(2)

The non-employee directors elected to our Board of Directors at the 2017 Annual Meeting each received a restricted stock award on June 22, 2017 which vests in full upon the 2018 Annual Meeting, scheduled to be held on June 21, 2018. The grant date fair market value for each share of restricted stock granted on June 22, 2017 to directors is based on the closing market price of our stock on June 22, 2017, which was $10.85. Additional details on accounting for stock-based compensation can be found in Note 2, “Significant Accounting Policies” and Note 14, “Stock-Based Compensation Plans and Arrangements” of Sallie Mae’s Consolidated Financial Statements contained in the Company’s 2017 Form 10-K. Each director received a total of 7,373 shares of restricted Common Stock as a result of the aforementioned awards that will vest on June 21, 2018 if the director is still incumbent at that time.

(3)

We did not grant any stock options to the non-employee directors during 2017. The non-employee directors’ vested and outstanding stock options are reported in the Ownership of Common Stock by Directors and Executive Officers section in this proxy statement.

(4)	Includes annual premiums paid by us to provide a life insurance benefit of $50,000.

(5)	Mr. Hunt retired from the Board of Directors effective June 22, 2017.

Director Compensation Elements

The following table highlights the material elements of our 2017 director compensation program:

Membership/Retainer	Annual Cash Retainer
Board of Directors Retainer	$70,000
Lead Independent Director Retainer	$25,000
Committee Chair Retainer
• Audit Committee	$25,000
• Nominations, Governance and Compensation Committee	$20,000
• Risk Committee	$20,000
• Compliance Committee	$20,000
Committee Membership Retainer
• Audit Committee	$10,000
• Nominations, Governance and Compensation Committee	$10,000
• Risk Committee	$10,000
• Compliance Committee	$10,000

In addition to the Committees above, some of our non-employee directors are also members of our Strategic Planning Committee and our Preferred Stock Committee. No fees were paid in 2017 in connection with these Committees. On November 30, 2017, the Board of Directors approved a Committee Chair Retainer of $10,000 and a Committee Membership Retainer of $5,000 for service on the Strategic Planning Committee, effective January 1, 2018, to be paid in arrears.

In addition to the cash retainers set forth above, our non-employee directors each received $80,000 in restricted stock awards, which resulted in a grant date fair value of $79,997. These restricted stock awards will vest and become transferable upon the Company’s 2018 Annual Meeting. These awards will be forfeited if the grantee ceases to be a member of the Board of Directors prior to the vesting event for any reasons other than death, disability, or change of control.

We reimburse directors for any out-of-pocket expenses incurred in connection with service as a director.

Stock Ownership Guidelines

We maintain stock ownership guidelines for our non-employee directors. Under our stock ownership guidelines, each director is expected, within five years of initial election to the Board of Directors, to own Common

Stock with a value equivalent to four times his or her annual cash retainer for serving on our Board of Directors. As of December 31, 2017, all then current directors were in compliance with our stock ownership guidelines or are expected to achieve compliance within the applicable five-year period.

Other Compensation

We provide non-employee directors with company-paid business travel accident insurance.

Deferred Compensation Plan

Under our Deferred Compensation Plan for Directors (“Director Deferral Plan”), non-employee directors may elect annually to defer receipt of all or a percentage of their annual retainer. Deferrals are credited with earnings based on the performance of certain investment funds selected by the participant. Deferrals are fully vested at all times and are payable in cash (in lump sum or in installments at the election of the director) or Company stock upon termination of the director’s service on the Board of Directors (except for hardship withdrawals in limited circumstances). During 2017, none of the non-employee directors actively participated in the Director Deferral Plan.

OTHER MATTERS

Other Matters for the 2018 Annual Meeting

As of the date of this proxy statement, there are no matters the Board of Directors intends to present for a vote at the Annual Meeting other than the business items discussed in this proxy statement. In addition, Sallie Mae has not been notified of any other business proposed to be presented at the Annual Meeting. If other matters now unknown to the Board of Directors come before the Annual Meeting, the proxy given by a stockholder electronically, telephonically or on a proxy card gives discretionary authority to the persons named by Sallie Mae to serve as proxies to vote such stockholder’s shares on any such matters in accordance with their best judgment.

Stockholder Proposals for the 2019 Annual Meeting

A stockholder who intends to introduce a proposal for consideration at Sallie Mae’s 2019 annual meeting may seek to have that proposal and a statement in support of the proposal included in the Company’s 2019 proxy statement if the proposal relates to a subject that is permitted under Rule 14a-8 of the Exchange Act (“Rule 14a-8”). To be considered for inclusion, the proposal and supporting statement must be received by the Company no later than January 4, 2019, and must satisfy the other requirements of Rule 14a-8. The submission of a stockholder proposal does not guarantee it will be included in Sallie Mae’s 2019 proxy statement.

Sallie Mae’s By-Laws provide that a stockholder may otherwise propose business for consideration or nominate persons for election to the Board of Directors, in compliance with federal proxy rules, applicable state law and other legal requirements and without seeking to have the proposal included in our proxy statement pursuant to Rule 14a-8. Sallie Mae’s By-Laws provide that any such proposals or nominations for our 2019 annual meeting must be received by it not earlier than the close of business on February 21, 2019, nor later than on March 23, 2019. Any such notice must satisfy the other requirements in Sallie Mae’s By-Laws applicable to such proposals and nominations. If a stockholder fails to meet these deadlines or fails to comply with the requirements of Rule 14a-4(c) under the Exchange Act, Sallie Mae may exercise discretionary voting authority under proxies it solicits to vote on any such proposal.

Solicitation Costs

All expenses in connection with the solicitation of proxies for the Annual Meeting will be paid by us. Officers,

directors, regular employees or other agents of Sallie Mae may solicit proxies by telephone, telefax, personal calls, or other electronic means. We will request banks, brokers, custodians and other nominees in whose names shares are registered to furnish to the beneficial owners of Sallie Mae’s Common Stock Notices of Availability of the materials related to the Annual Meeting, and including, if so requested by the beneficial owners, paper copies of the 2017 Form 10-K, this proxy statement and the proxy card and, upon request, we will reimburse such registered holders for their out-of-pocket and reasonable expenses in connection therewith.

Householding

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding stock but sharing the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain registered stockholders who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive one copy of the Notice of Availability and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. We hereby undertake to deliver promptly, upon written or oral request, a separate copy of the Notice of Availability or proxy materials, as the case may be, to a stockholder at a shared address to which a single copy of the document(s) was delivered. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you are a registered stockholder and would like to have separate copies of the Notice of Availability or proxy materials mailed to you in the future, or you would like to have a single copy of the Notice of Availability or proxy materials mailed to you in the future, you must submit a request in writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or by calling 1-866-540-7095. If you are a beneficial stockholder, please contact your bank or broker to opt in or out of householding.

However, please note that if you want to receive a separate proxy card or vote instruction form or other proxy materials for purposes of this year’s Annual Meeting, you should follow the instructions included in the Notice of Availability that was sent to you and we will deliver promptly upon written or oral request, separate copies of the proxy materials for this year’s Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Who may vote? Only stockholders who owned shares of our Common Stock, par value $.20 per share (“Common Stock”), at the close of business on April 25, 2018, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting. Sallie Mae’s Common Stock is listed on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “SLM.” On April 25, 2018, 435,221,198 shares of Common Stock were outstanding and eligible to be voted.

Why did I receive a “Notice Regarding the Availability of Proxy Materials”? We are furnishing proxy materials to our stockholders primarily via the internet, instead of mailing printed copies of those materials to each stockholder. By doing so, we save costs and reduce the environmental impact of the Annual Meeting. On or about May 4, 2018, we mailed a Notice of Availability of Proxy Materials (“Notice of Availability”) to the Company’s stockholders. The Notice of Availability contains instructions on how to access our proxy materials and vote online or vote by telephone. The Notice of Availability also contains a 16-digit control number that you will need to vote your shares. If you previously chose to receive our proxy materials electronically, you will continue to receive access to these materials via an e-mail that will provide electronic links to these documents unless you elect otherwise.

How do I request paper copies of the proxy materials? You may request paper copies of the proxy materials for the Annual Meeting by following the instructions listed in the Notice of Availability, at www.proxyvote.com, by telephoning 1-800-579-1639, or by sending an e-mail to sendmaterial@proxyvote.com.

What is the difference between holding shares as a beneficial owner in street name and as a stockholder of record? If your shares are held in street name through a broker, bank, trustee or other nominee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you have the right to direct your broker, bank, trustee or other nominee how to vote your shares. Without your voting instructions, your broker, bank, trustee or other nominee may only vote your shares on routine matters. Routine matters DO NOT include Proposals 1 and 2, but do include Proposal 3 (relating to the ratification of the appointment of the independent registered public accounting firm). For non-routine matters, your shares will not be voted without your specific voting instructions. Accordingly, Sallie Mae encourages you to vote your shares.

If your shares are registered directly in your name with our transfer agent, Computershare, you are considered to be a stockholder of record with respect to those shares. As a stockholder of record, you have the right to grant your voting proxy directly to Sallie Mae or to a third party, or to vote in person at the Annual Meeting.

How do I vote? We encourage stockholders to vote in advance of the Annual Meeting, even if you plan to attend the Annual Meeting. You may vote in one of the following ways:

•

By Internet. You may vote electronically via the Internet at www.proxyvote.com. Votes submitted via the Internet must be received by 11:59 p.m., Eastern Daylight Time, on June 20, 2018. Please have your Notice of Availability or proxy card available when you log on.

•

By Telephone. If you wish to vote by telephone, you may call the toll-free telephone number on the Notice of Availability or your proxy card, which is available 24-hours a day, and follow the pre-recorded instructions. Please have your Notice of Availability or proxy card available when you call. If you hold your shares in street name, your broker, bank, trustee or other nominee may provide you additional instructions regarding voting your shares by telephone. Votes submitted telephonically must be received by 11:59 p.m., Eastern Daylight Time, on June 20, 2018.

•

In Person. If you hold shares directly in your name as a stockholder of record, you may either vote in person or be represented by another person at the Annual Meeting by executing a legal proxy designating that person as your proxy to vote your shares. If you hold your shares in street name, you must obtain a legal proxy from your broker, bank, trustee or other nominee and present it to the inspector of elections with your ballot to be able to vote at the Annual Meeting. To request a legal proxy, please follow the instructions at www.proxyvote.com.

•

By Mail. If you hold your shares in street name through a broker, bank, trustee or other nominee, to vote by mail you must request paper copies of the proxy materials. Once you receive your paper copies, you will need to mark, sign and date the voting instruction form and return it in the prepaid return envelope provided. Your voting instruction form must be received no later than the close of business on June 20, 2018. If you hold your shares directly in your name as a stockholder of record, to vote by mail you must request paper copies of the proxy materials. Once you receive your paper copies, you will need to mark, sign and date the proxy card and return it in the prepaid return envelope provided. Your proxy card must be received no later than the close of business on June 20, 2018.

What if I hold my shares in street name and I do not provide my broker, bank, trustee or other nominee with instructions about how to vote my shares? You may instruct your broker, bank, trustee or other nominee about how to vote your shares using the methods described above. If you do not provide voting instructions to the firm that holds your shares prior to the Annual Meeting, the firm has discretion to vote your shares with respect to Proposal 3 on the proxy card (relating to the ratification of the appointment of the independent registered public accounting firm), which is considered a routine matter. However, the firm will not have discretion to vote your shares with respect to Proposals 1 and 2 on the proxy card, as these are each considered to be a non-routine matter. You are encouraged to participate in the election of directors and vote on all of the proposals by returning your voting instructions to your broker, bank, trustee or other nominee.

How do I vote shares of Common Stock held in my 401(k) Plan? If you participate in our 401(k) Plan, you may vote the number of shares equivalent to your interest, if any, as credited to your account on the record date. You will need to instruct the 401(k) Plan Trustee by telephone, internet or mail on how to vote your shares. Voting instructions must be received no later than the close of business on June 18, 2018. If you own shares through our 401(k) Plan and do not provide voting instructions with respect to your plan shares, the Trustee will vote your plan shares in the same proportion as other plan shares have been voted.

How do proxies work? The Board of Directors is requesting your proxy. Giving your proxy means you authorize the persons named as proxies therein to vote your shares at the Annual Meeting in the manner you specify in your proxy (or to exercise their discretion as described herein). If you hold your shares as a record holder and sign and return a proxy card but do not specify how to vote on a proposal, the persons named as proxies will vote your shares in accordance with the Board of Directors’ recommendations. The Board of Directors has recommended that stockholders vote:

•	“FOR” the election of each of the director nominees named in Proposal 1;

•	“FOR” advisory approval of Sallie Mae’s executive compensation set forth in Proposal 2; and

•	“FOR” ratification of the appointment of Sallie Mae’s independent registered public accounting firm set forth in Proposal 3.

In the absence of voting instructions to the contrary, shares of Common Stock represented by validly executed proxies will be voted in accordance with the foregoing recommendations. Sallie Mae does not know of any other matters to be presented at the Annual Meeting as of the date of this proxy statement.

Can I change my vote? Yes. If you hold your shares as a record holder, you may revoke your proxy or change your vote at any time prior to the final tallying of votes by:

•	Delivering a written notice of revocation to Sallie Mae’s Corporate Secretary at the Office of the Corporate Secretary, 300 Continental Drive, Newark, Delaware 19713;

•	Submitting another timely vote via the Internet, by telephone or by mailing a new proxy (following the instructions listed under the “How do I vote?” section); or

•	Attending the Annual Meeting and voting in person.

If your shares are held in street name, contact your broker, bank, trustee or nominee for instructions on how to revoke or change your voting instructions.

What constitutes a quorum? A quorum is necessary to transact business at the Annual Meeting. A quorum exists if the holders of a majority of Common Stock entitled to vote are present in person or represented by proxy at the Annual Meeting, including proxies on which abstentions (withholding authority to vote) are indicated. Abstentions and broker non-votes will be counted in determining whether a quorum exists.

Who will count the vote? Votes will be tabulated by our General Counsel, who will act as the Inspector of Elections at the Annual Meeting.

Who can attend the Annual Meeting? Only holders of Common Stock as of the record date, April 25, 2018, or duly appointed proxies, may attend. No guests will be allowed to attend the Annual Meeting.

What do I need to attend the Annual Meeting and when should I arrive? The Annual Meeting will be held at Sallie Mae’s Headquarters, 300 Continental Drive, Newark, Delaware 19713. Admission to the Annual Meeting will begin at 10:00 a.m., Eastern Daylight Time.

In order to be admitted to the Annual Meeting, you should:

•	arrive shortly after 10:00 a.m., Eastern Daylight Time, to ensure that you are seated by the commencement of the Annual Meeting at 11:00 a.m., Eastern Daylight Time;

•	be prepared to comply with security requirements, which may include guards searching all bags and attendees passing through a metal detector;

•	leave your camera at home because cameras, transmission, broadcasting and other recording devices, including certain smart phones, will not be permitted in the meeting room; and
•

bring photo identification, such as a driver’s license, and proof of ownership of Common Stock on the record date, April 25, 2018. If you are a holder of record, the top half of your proxy card or your Notice of Availability is your admission ticket. If you hold your shares in street name, a recent brokerage statement or a letter from your bank, broker, trustee or other nominee are examples of proof of ownership. If you want to vote your shares held in street name in person, you must get a legal proxy in your name from the broker, bank, trustee or other nominee that holds your shares of Common Stock.

Any holder of a proxy from a stockholder must present a properly executed legal proxy and a copy of the proof of ownership.

If you do not provide photo identification and comply with the other procedures outlined above for attending the Annual Meeting in person, you will not be admitted to the Annual Meeting.

SLM CORPORATION ATTN: CORPORATE SECRETARY 300 CONTINENTAL DRIVE NEWARK, DE 19713	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time the day before meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E35580-P00228	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SLM CORPORATION
The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors
Nominees:	For	Against	Abstain

1a. Paul G. Child	☐	☐	☐		For	Against	Abstain

1b. Carter Warren Franke	☐	☐	☐	1k. Robert S. Strong	☐	☐	☐

1c. Earl A. Goode	☐	☐	☐	1l. Kirsten O. Wolberg	☐	☐	☐
1d. Marianne M. Keler	☐	☐	☐	2. Advisory approval of SLM Corporation’s executive compensation.	☐	☐	☐
1e. Jim Matheson	☐	☐	☐	3. Ratification of the appointment of KPMG LLP as SLM Corporation’s independent registered public accounting firm for 2018.	☐	☐	☐
1f. Jed H. Pitcher	☐	☐	☐
1g. Frank C. Puleo	☐	☐	☐
1h. Raymond J. Quinlan	☐	☐	☐

1i. Vivian C. Schneck-Last	☐	☐	☐	NOTE: This proxy is revocable and the shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxy will be voted as the Board of Directors recommends. If any other matters properly come before the meeting or any adjournments or postponements thereof, the persons named in this proxy will vote in their discretion.
1j. William N. Shiebler	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

PLEASE VOTE, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN PROMPTLY

IN THE ENCLOSED ENVELOPE.

ADMISSION TICKET

Bring this ticket and photo ID with you if you plan on attending the meeting.

NOTE: Cameras, transmission, broadcasting and other recording devices, including certain smart phones, will not be permitted in the meeting room. Attendees will be asked to pass through a security screening device or adhere to other security measures prior to entering the Annual Meeting. We regret any inconvenience this may cause you and we appreciate your cooperation.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION,

▼ DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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E35581-P00228

SLM CORPORATION

Annual Meeting of Stockholders

June 21, 2018 11:00 AM

Sallie Mae

300 Continental Drive

Newark, DE 19713

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Nicolas Jafarieh and Richard M. Nelson or each of them, each with full power of substitution, as the lawful attorneys and proxies of the undersigned to attend the Annual Meeting of Stockholders of SLM Corporation to be held on June 21, 2018, and any adjournments or postponements thereof, to vote the number of shares the undersigned would be entitled to vote if personally present, and to vote in their discretion upon any other business that may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED STOCKHOLDER. IF NO CHOICE IS SPECIFIED BY THE STOCKHOLDER, THIS PROXY WILL BE VOTED “FOR” ALL PORTIONS OF PROPOSALS 1, 2 AND 3, AND IN THE PROXY’S DISCRETION ON ANY OTHER MATTERS PROPERLY COMING BEFORE THE MEETING.

THIS CARD WILL ALSO BE USED TO PROVIDE VOTING INSTRUCTIONS TO THE TRUSTEE FOR ANY SHARES HELD FOR THE ACCOUNT OF THE UNDERSIGNED IN CERTAIN SLM CORPORATION 401(K) PLANS.